                                                                 EXHIBIT 10.1

                                                                 Execution Copy


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                         BOOTH CREEK SKI HOLDINGS, INC.
                       BOOTH CREEK SKI ACQUISITION CORP.
                              TRIMONT LAND COMPANY
                             SIERRA-AT-TAHOE, INC.
                              BEAR MOUNTAIN, INC.
                       WATERVILLE VALLEY SKI RESORT, INC.
                        MOUNT CRANMORE SKI RESORT, INC.
                                SKI LIFTS, INC.
                           GRAND TARGHEE INCORPORATED


                                  $20,000,000


                                CREDIT AGREEMENT


                          Dated as of December 3, 1996

                  As Amended and Restated as of March 18, 1997



                       THE FIRST NATIONAL BANK OF BOSTON

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


                               TABLE OF CONTENTS

1.  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          1.1.  Restatement; Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1


    1.2.  Definitions; Certain Rules of Construction   . . . . . . . . . . . . . . . . . . . . . .  2


2.  The Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
          2.1.  The Revolving Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                       2.1.1.     Revolving Loan.  . . . . . . . . . . . . . . . . . . . . . . . . 23
                       2.1.2.     Other Limits on Amount of Revolving Loan.  . . . . . . . . . . . 23
                       2.1.3.     Borrowing Requests.  . . . . . . . . . . . . . . . . . . . . . . 23
                       2.1.4.     Revolving Notes. . . . . . . . . . . . . . . . . . . . . . . . . 24
          2.2.  Letters of Credit.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                       2.2.1.     Issuance of Letters of Credit. . . . . . . . . . . . . . . . . . 24
                       2.2.2.     Participations in Letters of Credit  . . . . . . . . . . . . . . 24
                       2.2.3.     Form and Expiration of Letters of Credit.  . . . . . . . . . . . 24
                       2.2.4.     Payment of Drafts. . . . . . . . . . . . . . . . . . . . . . . . 25

          2.3.  Application of Proceeds.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                       2.3.1.     The Revolving Loan.  . . . . . . . . . . . . . . . . . . . . . . 25
                       2.3.2.     Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . 25
                       2.3.3.     Specifically Prohibited Applications; Use of Proceeds. . . . . . 25

          2.4.  Nature of Obligations of Lenders to Extend Credit  . . . . . . . . . . . . . . . . 25


3.  Interest; LIBOR Pricing Options; Fees    . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
          3.1.  Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
          3.2.  LIBOR Pricing Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                       3.2.1.     Election of LIBOR Pricing Options  . . . . . . . . . . . . . . . 26
                       3.2.2.     Notice to Lenders and Borrowers  . . . . . . . . . . . . . . . . 27
                       3.2.3.     Selection of LIBOR Interest Periods  . . . . . . . . . . . . . . 27
                       3.2.4.     Additional Interest  . . . . . . . . . . . . . . . . . . . . . . 27
                       3.2.5.     Violation of Legal Requirements  . . . . . . . . . . . . . . . . 28
                       3.2.6.     Funding Procedure  . . . . . . . . . . . . . . . . . . . . . . . 28
          3.3.  Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                       3.3.1.     Commitment Fees for Revolving Loan.  . . . . . . . . . . . . . . 29
                       3.3.2.     Prepayment Fee . . . . . . . . . . . . . . . . . . . . . . . . . 29
                       3.3.3.     Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . 29
          3.4.  Capital Adequacy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
          3.5.  Computations of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

4.  Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30




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
       4.1.  Payment at Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
       4.2.  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
       4.3.  Voluntary Prepayments of Revolving Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
       4.4.  Reborrowing; Application of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
       4.5.  Payment and Interest Cut-off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
       4.6.  Charging Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

5.  Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
          5.1.  Conditions to Initial Extension of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                       5.1.1.     Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                       5.1.2.     Security Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                       5.1.3.     Acquisition of Wyoming Resort  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                       5.1.4.     Acquisition of Washington Resorts  . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                       5.1.5.     Unsecured Debt Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                       5.1.6.     Equity Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                       5.1.7.     Payment of Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                       5.1.8.     Reports and Other Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                       5.1.9.     Forest Service Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                       5.1.10.    Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          5.2.  Conditions to Extending Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                       5.2.1.     Representations and Warranties; No Default; No Material Adverse Change . . . . . . . . 33
                       5.2.2.     Perfection of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                       5.2.3.     Proper Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                       5.2.4.     Legality, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                       5.2.5.     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

6.  Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

7.  General Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
          7.1.  Taxes and Other Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
          7.2.  Conduct of Business, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                       7.2.1.     Types of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                       7.2.2.     Maintenance of Properties; Compliance with Agreements, etc.  . . . . . . . . . . . . . 35
                       7.2.3.     Statutory Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
          7.3.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
          7.4.  Financial Statements and Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                       7.4.1.     Annual Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                       7.4.2.     Quarterly Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                       7.4.3.     Monthly Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                       7.4.4.     Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                       7.4.5.     Notice of Litigation; Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . 38






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
                       7.4.6.     ERISA Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                       7.4.7.     Right to Obtain Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
                       7.4.8.     Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
          7.5.  Certain Financial Tests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                       7.5.1.     Financing Debt to Cash Flow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                       7.5.2.     Cash Flow to Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                       7.5.3.     Minimum Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                       7.5.4.     Resorts Cash Flow Test . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
          7.6.  Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
          7.7.  Guarantees; Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
          7.8.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          7.9.  Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
          7.10. Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
          7.11. Capital Expenditures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
          7.12. Merger and Dispositions of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
          7.13. Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
          7.14. ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
          7.15. Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
          7.16. Key Employee Life Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
          7.17. Loan to Value Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
          7.18. Environmental Cleanup  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
          7.19. Cash Concentration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
          7.20. Permitted Management Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
          7.21. Letters of Credit at Annual Clean-Up   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
          7.22. Use of Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
          7.23. Use of Proceeds for Debt Service.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47


8.  Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
          8.1.  Organization and Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                       8.1.1.     The Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                       8.1.2.     Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
          8.2.  Financial Statements and Other Information; Certain Agreements   . . . . . . . . . . . . . . . . . . . . 48
                       8.2.1.     Financial Statements and Other Information . . . . . . . . . . . . . . . . . . . . . . 48
                       8.2.2.     Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
          8.3.  Changes in Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
          8.4.  Agreements Relating to Financing Debt, Investments, etc.   . . . . . . . . . . . . . . . . . . . . . . . 49
          8.5.  Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
          8.6.  Licenses, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
          8.7.  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
          8.8.  Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
          8.9.  No Legal Obstacle to Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
          8.10. Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
          8.11. Certain Business Representations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51






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
                       8.11.1.    Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                       8.11.2.    Burdensome Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                       8.11.3.    Future Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          8.12. Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          8.13. Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

9.  Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          9.1.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          9.2.  Certain Actions Following an Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                       9.2.1.     No Obligation to Extend Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                       9.2.2.     Specific Performance; Exercise of Rights . . . . . . . . . . . . . . . . . . . . . . . 57
                       9.2.3.     Enforcement of Payment; Credit Security; Setoff  . . . . . . . . . . . . . . . . . . . 57
                       9.2.4.     Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                       9.2.5.     Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
          9.3.  Annulment of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
          9.4.  Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

10. Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
          10.1. Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
          10.2. General Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
          10.3. Indemnity With Respect to Letters of Credit.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

11. Operations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
          11.1. Interests in Credits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
          11.2. Agent's Authority to Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
          11.3. Borrowers to Pay Agent, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
          11.4. Lender Operations for Advances, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
                       11.4.1.    Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
                       11.4.2.    Agent to Allocate Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
                       11.4.3.    Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
          11.5. Sharing of Payments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
          11.6. Amendments, Consents, Waivers, etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
          11.7. Agent's Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
          11.8. Concerning the Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
                       11.8.1.    Action in Good Faith, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
                       11.8.2.    No Implied Duties, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
                       11.8.3.    Validity, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                       11.8.4.    Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                       11.8.5.    Employment of Agents and Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                       11.8.6.    Reliance on Documents and Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                       11.8.7.    Agent's Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
          11.9. Rights as a Lender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
          11.10.       Independent Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65






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
                        11.11.     Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66

12.  Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
           12.1. Assignments by Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
                        12.1.1.    Assignees and Assignment Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . 66
                        12.1.2.    Acceptance of Assignment and Assumption  . . . . . . . . . . . . . . . . . . . . . . . 66
                        12.1.3.    Federal Reserve Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
                        12.1.4.    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
           12.2.   Credit Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

13.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

14.  Course of Dealing, Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

15.  Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

16.  Venue; Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

17.  Joint and Several Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

18.  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

19.  WAIVER OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70


                                    EXHIBITS


Exhibit 2.1.4          -     Form of Revolving Note

Exhibit 5.2.1          -     Form of Officer's Certificate (for Closing Date)

Exhibit 7.4.1          -     Form of Officer's Certificate (for annual financial
                             statements and reports)

Exhibit 7.4.2          -     Form of Officer's Certificate (for quarterly
                             financial statements and reports)

Exhibit 7.18           -     Environmental Cleanup Requirements and Schedule

Exhibit 8.1            -     The Borrowers and their Subsidiaries

Exhibit 8.4            -     Financing Debt, etc.

Exhibit 8.11.1         -     Environmental Litigation

                         BOOTH CREEK SKI HOLDINGS, INC.
                       BOOTH CREEK SKI ACQUISITION CORP.
                              TRIMONT LAND COMPANY
                             SIERRA-AT-TAHOE, INC.
                              BEAR MOUNTAIN, INC.
                       WATERVILLE VALLEY SKI RESORT, INC.
                        MOUNT CRANMORE SKI RESORT, INC.
                                SKI LIFTS, INC.
                           GRAND TARGHEE INCORPORATED

                                CREDIT AGREEMENT

        BOOTH CREEK SKI HOLDINGS, INC., a Delaware corporation (together with its successors and assigns, "BCS Holdings"), BOOTH CREEK SKI ACQUISITION CORP., a Delaware corporation (together with its successors and assigns, "BCS Acquisition"), TRIMONT LAND COMPANY, a California corporation (together with its successors and assigns, "Northstar-at-Tahoe"), SIERRA-AT-TAHOE, INC., a Delaware corporation (together with its successors and assigns, "Sierra-at-Tahoe"), BEAR MOUNTAIN, INC., a Delaware corporation (together with its successors and assigns, "Bear Mountain"), WATERVILLE VALLEY SKI RESORT, INC., a Delaware corporation (together with its successors and assigns, "Waterville"), MOUNT CRANMORE SKI RESORT, INC., a Delaware corporation (together with its successors and assigns, "Cranmore", and together with BCS Holdings, BCS Acquisition, Northstar-at-Tahoe, Sierra-at-Tahoe, Bear Mountain and Waterville, the "Original Borrowers", and each an "Original Borrower"), SKI LIFTS, INC., a Washington corporation (together with its successors and assigns, "Ski Lifts"), GRAND TARGHEE INCORPORATED, a Delaware corporation (together with its successors and assigns, "Grand Targhee", and together with Ski Lifts, the "New Borrowers", and each a "New Borrower", and all of the New Borrowers together with all of the Old Borrowers, the "Borrowers", and each a "Borrower"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association (together with its successors and assigns, "FNBB"), any other Lenders from time to time party hereto, and FNBB, as agent for itself and the other Lenders (the "Agent") hereby agree as follows:

1.      General.

        1.1. Restatement; Calculations. Effective as of the date hereof (the "Restatement Date"), this Agreement amends and restates in its entirety the Credit Agreement dated as of December 3, 1996, as in effect immediately prior to the amendment and restatement thereof effected hereby (the "1996 Credit Agreement"), between the Original Borrowers, FNBB and FNBB, as agent.

        Effective on the Restatement Date, the "Revolving Loan" outstanding under the 1996 Credit Agreement on such date shall be deemed to be the Revolving Loan under Section 2.1.1 and shall be evidenced by Revolving Notes. As of the Restatement Date, any unexpired portion of the "Designated Cleanup Period" for 1997 under the 1996 Credit Agreement shall commence, and shall constitute the Designated Cleanup Period under Section 2.1.2(i).

        Amounts in respect of interest, fees and other amounts payable to or for the account of the Lenders shall be calculated in accordance with the provisions of (i) the 1996 Credit Agreement with respect to any period (or portion of any period) ending prior to the Restatement Date and (ii) this Agreement as in effect on the Restatement Date after giving effect to the amendment and restatement thereof effected hereby and as from time to time thereafter in effect with respect to any period (or portion of any period) commencing on or after the Restatement Date.

        1.2. Definitions; Certain Rules of Construction. Except as the context otherwise explicitly requires, (i) the capitalized term "Section" refers to sections of this Agreement, (ii) the capitalized term "Exhibit" refers to exhibits to this Agreement, (iii) references to a particular Section shall include all subsections thereof and (iv) the word "including" shall be construed as "including without limitation". Certain capitalized terms are used in this Agreement as specifically defined in this Section 1.2 as follows:

        "Acceptable Rule 144A Offering" means a consummated sale of debt securities of BCS Holdings on terms and in amount acceptable to the Agent; provided, however, that the terms set forth in the Final Offering Memorandum shall be deemed acceptable.

        "Accumulated Benefit Obligations" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in a manner consistent with Statement No. 87 of the Financial Accounting Standards Board.

        "Acquisition Appraisals" means, collectively, the Original Appraisals and the New Appraisals.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, and shall include (i) any officer or director or general partner of such Person and (ii) any Person of which such Person or any Affiliate (as defined in clause (i) above) of such Person shall, directly or indirectly, beneficially own either at least 5% of the outstanding equity securities having the general power to vote or at least 5% of all equity interests.

        "Agent" means The First National Bank of Boston in its capacity as agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to Section 11.7.

        "Agent's Base Rate" means, on any date, the rate of interest announced by the Agent at its Boston Office as its Base Rate.

        "Agreement" has the meaning provided in the preamble hereto.

        "Alternate Base Rate" means, on any date, the greater of (a) the Agent's Base Rate or (b) the sum of 1/2% plus the Federal Funds Rate.

        "Alternate Base Rate Loan" means any portion of the Loan for which interest is calculated on the basis of the Alternate Base Rate.

        "Applicable Margin" means

                       (i) during any fiscal quarter of the Borrowers ending on or prior to January 31, 1998, during any fiscal quarter of the Borrowers thereafter for which Trailing Four Fiscal Quarter Cash Flow for the four fiscal quarters then most recently ended, is less than or equal to $20,000,000, and during any Default Rate Period, 0.50% for any Alternate Base Rate Loan and 3.00% for any LIBOR Loan;

                       (ii) during any fiscal quarter of the Borrowers ending after January 31, 1998 for which Trailing Four Fiscal Quarter Cash Flow for the four fiscal quarters then most recently ended, is greater than $20,000,000 and less than or equal to $25,000,000, 0.25% for any Alternate Base Rate Loan and 2.25% for any LIBOR Loan; and

                       (iii) during any fiscal quarter of the Borrowers ending after January 31, 1998 for which Trailing Four Fiscal Quarter Cash Flow for the four fiscal quarters then most recently ended, is greater than $25,000,000, 0.00% for any Alternate Base Rate Loan and 2.00% for any LIBOR Loan.

        "Applicable Rate" means, at any date, the sum of:

                 (a) (i) with respect to each portion of the Loan subject to a LIBOR Pricing Option, the sum of the Applicable Margin plus the LIBOR Rate with respect to such LIBOR Pricing Option;

                       (ii) with respect to each other portion of the Loan, the sum of the Applicable Margin plus the Alternate Base Rate;

           plus  (b)   an additional 2% effective during any Default Rate
Period.

           "Appraisal" means a valuation similar in form to the Acquisition Appraisals, of the operating business, assets, real estate or any portion thereof of any of the Borrowers.

           "ASC Subordinated Note" means the Subordinated Promissory Note dated November 27, 1996 issued by BCS Acquisition, Waterville and Cranmore payable to American Skiing Company, a Maine corporation.

           "Assignee" has the meaning provided in Section 12.1.1.

           "Availability Step-Up Date" means the earliest date on or after July 15, 1998 for which the ratio of (a) the sum of (x) Trailing Four Fiscal Quarter Cash Flow measured on the last day of the fiscal quarter then most recently completed minus (y) the Cash Flow Adjustment for such period to (b) Consolidated Fixed Charges for such period exceeds 1.25 to 1.0.

           "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts are authorized or required by law or other governmental action to close and, if such term is used with reference to a LIBOR Pricing Option, any day on which dealings are effected by first-class banks in the inter-bank LIBOR markets in New York, New York.

           "Bankruptcy Code" means Title 11 of the United States Code (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

           "Bankruptcy Default" means an Event of Default referred to in
Section 9.1.9.

           "BCS Acquisition" has the meaning provided in the preamble hereto.

           "BCS Acquisition Security Agreement" means the Security Agreement, originally dated as of November 27, 1996, as amended and restated as of December 3, 1996, between the Agent and BCS Acquisition, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "BCS Group" means Booth Creek Ski Group, Inc., a Delaware corporation, together with its successors and assigns.

           "BCS Holdings" has the meaning provided in the preamble hereto.

           "BCS Holdings Security Agreement" means the Security Agreement dated as of December 3, 1996 between the Agent and BCS Holdings, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Bear Mountain" has the meaning provided in the preamble hereto.

           "Bear Mountain Mortgage" means the Deed of Trust, Assignments of Rents, Security Agreement and Fixture Filing dated as of December 3, 1996, executed by Bear Mountain in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Bear Mountain Security Agreement" means the Security Agreement dated as of December 3, 1996, between Bear Mountain and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Booth Creek Management Company" means Booth Creek, Inc., a Delaware corporation, and its successors and assigns.

           "Booth Creek LLP" means Booth Creek Partners Limited II, L.L.L.P., a Colorado limited liability limited partnership, and its successors and assigns.

           "Borrowers" has the meaning provided in the preamble hereto.

           "Boston Office" means the principal banking office of the Agent in Boston, Massachusetts.

           "California Resorts" means Northstar-at-Tahoe, Sierra-at-Tahoe and Bear Mountain, collectively.

           "Capital Expenditures" means, for any period, amounts added or required to be added to the fixed assets account on the balance sheet of any of the Borrowers, prepared in accordance with GAAP, in respect of (i) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, and
(ii) to the extent not included in clause (i) above, expenditures on account of materials, contract labor and direct labor relating thereto (excluding expenditures properly expensed as repairs and maintenance in accordance with
GAAP).

           "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP and Statement Nos. 13 and 97 of the Financial Accounting Standards Board.

           "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP and Statement Nos. 13 and 97 of the Financial Accounting Standards Board.


           "Cash Equivalents" means:

                 (i) negotiable certificates of deposit, time deposits and bankers' acceptances issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation or issued by any Lender;

                 (ii) short-term corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation;

                 (iii) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (a) which has a remaining maturity at the time of purchase of not more than one year or (b) which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (i) above) exercisable within one year from the time of purchase and (c) which, in the case of obligations of any state or municipality, is rated AA or better by Moody's Investors Service, Inc.; and

                 (iv) any mutual fund or other pooled investment vehicle rated AA or better by Moody's Investors Service, Inc. which invests only in obligations described above.

           "Cash Flow" means, for any period, on a Consolidated basis for the Borrowers, the total of (a) Net Income, plus (b) all amounts deducted in computing such Net Income in respect of:

                 (i) depreciation and amortization; provided, however, that when computing Cash Flow for any four fiscal quarter period the maximum amount to be added to Net Income pursuant to this clause (i) in respect of amortization of any capitalized real estate development costs shall not exceed $5,000,000;

                 (ii)  Interest Expense; and

                 (iii) taxes based upon or measured by income.

           "Cash Flow Adjustment" means, for any four fiscal quarter period of the Borrowers, the sum of (a) the amount of taxes based upon or measured by income actually paid during period, plus (b) $3,000,000., plus (c) Distributions made pursuant to Section 7.10.2, plus (d) Investments in DRE LLC made pursuant to Section 7.9.10.

           "Cash Management System" has the meaning provided in Section 7.19.

           "CIBC Securities Subsidiary" means CIBC WG Argosy Merchant Fund 2, L.L.C., a limited liability company, and its successors and assigns.

        "Closing Date" means the Restatement Date and any subsequent date on which any extension of credit is made pursuant to Section 2.1.1 or 2.2.1.

        "Code" means, collectively, the federal Internal Revenue Code of 1986 (or any successor statute), and the rules and regulations thereunder, all as from time to time in effect.

        "Computation Covenants" means Sections 7.5, 7.6.7, 7.6.8, 7.9.7, 7.10.2, 7.10.3, 7.10.4, 7.11, 7.12, and 7.20.

        "Consolidated" and "Consolidating", when used with reference to any term, mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of the Borrowers (or other specified Person) and all of their Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, whether or not such deductions are required by GAAP.

        "Control Group Person" means any of the Borrowers, any Subsidiary and any Person which is at any time after the Effective Date a member of the controlled group or under common control with any of the Borrowers or any Subsidiary within the meaning of sections 414(b) or 414(c) of the Code or section 4001(a)(14) of ERISA.

        "Controlled Disbursement Advance" has the meaning provided in Section 2.1.3.

        "Controlled Disbursement Agreement" means any present or future written agreement from time to time entered into between the Borrowers and the Agent or any Affiliate of the Agent pursuant to which loans may be made to cover checks drawn by the Borrowers on a zero balance account or similar controlled disbursement basis.

        "Cranmore" has the meaning provided in the preamble hereto.

        "Cranmore Mortgage" means the Fee Mortgage and Security Agreement, originally dated as of November 27, 1996, executed by Cranmore in favor of FNBB, as amended, restated, supplemented or otherwise modified and in effect from time to time.

        "Cranmore Security Agreement" means the Guarantee and Security Agreement, originally dated as of November 27, 1996, between Cranmore and the FNBB, as amended, restated, supplemented or otherwise modified and in effect from time to time.

        "Credit Documents" means

                 (i) this Agreement, any Controlled Disbursement Agreement, the Revolving Notes, the Security Agreements and the Mortgages, each as from time to time in effect;

                 (ii) all financial statements, mortgages, assignments, Uniform Commercial Code financing statements or certificates delivered to any of the Lenders by any of the Borrowers in connection herewith or with any of the above; and

                 (iii) any other present or future agreement or instrument from time to time entered into among the Agent or all the Lenders, on one hand, and any of the Borrowers or (so long as any of the Borrowers is also party thereto) any Affiliate of any of them, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

           "Credit Obligation Advance" has the meaning provided in Section
2.1.3.

           "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of any of the Borrowers or any of their respective Affiliates party to a Credit Document owing to the Lenders or any of them, or to the Agent or any Affiliate of the Agent, under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, commitment fees, Letter of Credit fees, reimbursement obligations under Letters of Credit and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document.

           "Credit Participant" has the meaning provided in Section 12.2.

           "Credit Security" means all assets now or from time to time hereafter subjected to a security interest or charge (or intended or required so to be pursuant to the Security Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations, including the assets described in the Security Agreements and the Mortgages (excluding any environmental indemnity agreements).

           "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

           "Default Rate Period" means any period commencing on a day the Agent notifies the Borrowers that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or
(ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 9.3.

           "Designated Cleanup Period" has the meaning provided in Section 2.1.2(ii).

           "Distribution" means, with respect to any Person:

                 (i) the declaration or payment of any dividend, including dividends payable in shares of capital stock of such Person, on or in respect of any shares of any class of capital stock of such Person;

                 (ii) the purchase or redemption of any shares of any class of capital stock of such Person (or of options, warrants or other rights for the purchase of such shares), directly, indirectly through a Subsidiary of such Person or otherwise;

                 (iii) any other distribution on or in respect of any shares of any class of equity of or beneficial interest in such Person;

                 (iv) any payment of principal or interest with respect to, or any purchase or redemption of, any Indebtedness of such Person which by its terms is subordinated to the payment of the Credit Obligations; and

                 (v) any payment, loan or advance (including any salary, management fee or other fee, benefit, bonus or any other compensation in respect of services provided to such Person or any lease payments) by such Person to, or any other Investment by such Person in, the holder of any shares of any class of the capital stock of or equity interest in such Person.

           "DRE LLC" means DRE, L.L.C., a Delaware limited liability company, and its successors and assigns.

           "Effective Date" means December 3, 1996.

           "Environmental Audits" means, collectively, the Original Environmental Audits and the New Environmental Audits.

           "ERISA" means, collectively, the Employee Retirement Income Security Act of 1974 (or any successor statute), and the rules and regulations thereunder, all as from time to time in effect.

           "Event of Default" has the meaning provided in Section 9.1.

           "Excess Senior Unsecured Notes" means any Senior Unsecured Notes issued in excess of the $110,000,000 of such notes issued on the date hereof.

           "Exchange Act" means the federal Securities Exchange Act of 1934, as amended and in effect from time to time.

           "Executive Officer" means the chief executive officer, chief operating officer or president of any of the Borrowers (or other specified Person) or any vice president of any of the Borrowers (or other specified Person) who is not a Financial Officer.

           "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of (a) the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, quotations received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Each determination by the Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

           "Fibreboard" means Fibreboard Corporation, a Delaware corporation, and its successors and assigns.

           "Final Maturity Date" means March 18, 1999.

           "Final Offering Memorandum" means the Offering Memorandum dated March 13, 1997, of BCS Holdings, in respect of the Senior Unsecured Notes.

           "Financial Officer" means the chief financial officer, controller treasurer or assistant treasurer of any of the Borrowers (or other specified Person) or a vice president whose primary responsibility is for the financial affairs of any of the Borrowers (or other specified Person).

           "Financing Debt" means:

                  (i)  Indebtedness for borrowed money;

                 (ii) Indebtedness evidenced by notes, bonds, debentures or similar instruments;

                (iii)  Indebtedness in respect of Capitalized Leases;

                 (iv) Indebtedness for the deferred purchase price of assets (other than normal trade accounts payable in the ordinary course of business); and

                  (v) Indebtedness in respect of mandatory redemption or mandatory dividends on capital stock (or other equity interests).

           "Financing Statements" means Uniform Commercial Code financing statement(s) from the Borrowers in favor of the Agent giving notice of a security interest in the Credit Security, such financing statements to be in form and substance satisfactory to the Agent and the Lenders.

           "Fixed Charges" means, for any four consecutive fiscal quarters, the sum of:

                  (i)  Interest Expense; plus

                 (ii) the aggregate amount of all mandatory scheduled payments, prepayments and sinking fund payments, in each case with respect to principal paid by the Borrowers in respect of Financing Debt; plus

                (iii) the aggregate amount of all mandatory payments actually paid in cash in respect of leases of equipment, excluding all payments (whether in the nature of interest or principal) in respect of Capitalized Leases;

provided, however, that for any such period ending on or before October 31, 1997, Fixed Charges shall mean the sum of (x) actual Fixed Charges, computed as provided in clauses (i) through (iii) hereof, accrued or paid by the Original Borrowers since the Effective Date through the end of such period, annualized, plus (y) actual Fixed Charges, computed as provided in clauses (i) through
(iii) hereof, accrued or paid by the New Borrowers since the Restatement Date through the end of such period, annualized.

           "FNBB"  has the meaning provided in the preamble hereto.

           "GAAP" means generally accepted accounting principles, as defined by the United States Financial Accounting Standards Board, as from time to time in effect; provided, however, that for purposes of compliance with Section 8 (other than Section 8.4) and the related definitions, and for purposes of
Section 8.2.1, "GAAP" means such principles as in effect on October 31, 1996 as applied by the Borrowers in the preparation of the financial statements referred to in Section 8.2.1, and consistently followed, without giving effect to any subsequent changes other than changes consented to in writing by the Agent.

           "Grand Targhee" has the meaning provided in the preamble hereto.

           "Grand Targhee Development Contingent Payment" means the "Development Contingent Payment" as that term is defined in the Grand Targhee Purchase Agreement.

           "Grand Targhee Purchase Agreement" has the meaning provided in
Section 5.1.3.

           "Grand Targhee Security Agreement" means the Fixture Filing and Security Agreement of even date herewith, between Grand Targhee and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Grand Targhee Skiers Contingent Payments" means the "Skier Contingent Payments" as that term is defined in the Grand Targhee
Purchase Agreement.

           "Guarantee" means:

                 (i) any guarantee by a Person of the payment or performance of, or any contingent obligation by a Person in respect of, any Indebtedness or other obligation of any obligor other than such Person;

                 (ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (including any "comfort letter" or "keep well agreement" written by such other Person to a creditor or prospective creditor) to (a) pay the Indebtedness of such obligor, (b) purchase an obligation owed by such obligor, (c) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (d) maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or referred to in a footnote thereto;

                 (iii) any liability of a Person as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                 (iv) any liability of a Person as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture; and

                 (v) reimbursement obligations with respect to letters of credit, surety bonds and other financial guarantees;

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

           "Hazardous Material" means, collectively, any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act (or any successor statute) or regulated as toxic or hazardous under the Resource Conservation and Recovery Act of 1976 or any similar state or local statute or regulation, and the rules and regulations thereunder, all as from time to time in effect.

           "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including:

                  (i) liabilities secured by any Lien existing on property owned or acquired by the obligor or any Subsidiary thereof, whether or not the liability secured thereby shall have been assumed;

                 (ii)  Capitalized Lease Obligations;

                (iii) liabilities in respect of mandatory redemption, repurchase or dividend obligations with respect to capital stock (or other evidence of beneficial interest); and

                 (iv) all Guarantees and endorsements in respect of Indebtedness of others.

           "Indemnitee" has the meaning provided in Section 10.2.

           "Interest Expense" means, for any period, the aggregate amount of interest, including payments in the nature of interest under Capitalized Leases, paid or accrued by the Borrowers (whether such interest is reflected as an item of expense or capitalized) on Indebtedness; provided, however, that for any such period ending on or before October 31, 1997, Interest Expense shall mean the sum of (x) actual Interest Expense accrued or paid by the Original Borrowers since the Effective Date through the end of such period, annualized plus (y) the actual Interest Expense accrued or paid by the New Borrowers since the Restatement Date through the end of such period, annualized.

           "Interest Reserve Proceeds" means the initial $5,820,000 of aggregate proceeds derived from any (i) sales of Excess Senior Unsecured Notes, and (ii) equity investments in BCS Holdings made after the date hereof.

           "Investment" means, with respect to any Person:

                  (i) any share of capital stock, evidence of Indebtedness or other security issued by any other Person;

                 (ii) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

                (iii)  any Guarantee of the Indebtedness of any other Person;

                 (iv) any acquisition of all or any part of the business of any other Person or the assets comprising such business or part thereof;

                  (v)  any commitment or option to make any Investment; and

                 (vi)  any other similar investment.

           The investments described in the foregoing clauses (i) through (vi) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (a) current trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (b) advances and prepayments to suppliers for goods and services in the ordinary course of business, (c) advances to employees for travel expenses, drawing accounts and similar expenditures, (d) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to such Person or as security for any such Indebtedness or claim or (e) demand deposits in banks or trust companies.

           "John Hancock" means the John Hancock Mutual Life Insurance Company, a Massachusetts corporation, and its successors and assigns.

           "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Borrowers and their Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any LIBOR Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any LIBOR Office is located, or any political subdivision of any of the foregoing. Any such law, statute, rule, regulation, directive, order, decree, guideline or interpretation imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement for purposes of Section 3 if such Lender reasonably believes that compliance therewith is customary commercial practice of similarly situated lending institutions generally.

           "Lender" means the Agent, the banks and other Persons owning a Percentage Interest and their respective successors and assigns, including Assignees under Section 12.1.

           "Lending Officer" shall mean Andrew T. Fay or other officers of the Agent from time to time designated by it in writing to the Borrower.

           "Letter of Credit Exposure" means, with respect to any Letter of Credit, the amount of the Maximum Exposure Under Letters of Credit attributable to such Letter of Credit.

           "Letters of Credit" has the meaning provided in Section 2.2.1.

           "LIBOR Base Rate" means, for any LIBOR Interest Period, the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (1/16 of 1%)) of the rate of interest per annum at which deposits in United States Dollars in a principal amount approximately equal to the principal amount of the portion of the Loan to be subject to such

Interest Period would be quoted on Telerate page 3750 (or such other page as may replace the 3750 page on the Telerate Service or such other service or services as may be nominated by the British Bankers' Association for United States Dollar deposits) as of 11:00 AM., London time, at least two London banking days prior to the first day of the LIBOR Interest Period, the determination of which by the Agent shall, in the absence of manifest error, be conclusive.

           "LIBOR Interest Period" means any period, selected as provided in
Section 3.2.1, of one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any LIBOR Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such LIBOR Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Agent in accordance with the then current banking practice in the inter-bank LIBOR market with respect to LIBOR deposits at the applicable LIBOR Office, which determination by the Agent shall, in the absence of manifest error, be conclusive.

           "LIBOR Loan" means any portion of the Loan for which interest is calculated on the basis of a LIBOR Rate.

           "LIBOR Office" means such non-United States office or international banking facility of any Lender as the Lender may from time to time select.

           "LIBOR Pricing Options" means the options granted pursuant to
Section 3.2.1 to have the interest on any portion of the Loan computed on the basis of a LIBOR Rate.

           "LIBOR Rate" for any LIBOR Interest Period means the rate, rounded upward to the nearest 1/100%, obtained by dividing (a) the LIBOR Base Rate for such LIBOR Interest Period by (b) an amount equal to 1 minus the LIBOR Reserve Rate; provided, however, that if at any time during such LIBOR Interest Period the LIBOR Reserve Rate applicable to any outstanding LIBOR Pricing Option changes, the LIBOR Rate for such LIBOR Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the Legal Requirement implementing such change.

           "LIBOR Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to LIBOR Pricing Options, (b) any other category of liabilities that includes LIBOR deposits by reference to which the interest rate on portions of the Loan subject to LIBOR Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan subject to a LIBOR Pricing Option or (d) any other category of extensions of credit, or other assets, that includes loans subject to a LIBOR Pricing Option by a non-United States office of any of the Lenders to United States residents.

           "Lien" means, with respect to any Person:

                 (i) any encumbrance, mortgage, pledge, lien, charge or security interest of any kind upon any property or assets of such Person, whether now owned or hereafter acquired, or upon the income or profits therefrom;

                 (ii) any arrangement or agreement which prohibits such Person from creating encumbrances, mortgages, pledges, liens, charges or security interests;

                 (iii) the acquisition of, or the agreement or option to acquire, any property or assets upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease); and

                 (iv) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of such Person, with or without recourse.

           "Loans" means the Revolving Loans and the Letters of Credit.

           "Majority Lenders" means such Lenders who together own at least 51% or more of the Percentage Interests.

           "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U or X (or any successor provisions) of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, all as from time to time in effect.

           "Material Adverse Change" means any materially adverse change in the business, assets, financial condition, income or prospects of any of the Borrowers or their Subsidiaries (on an individual basis) or the Borrowers and their Subsidiaries (on a Consolidated basis), (a) since December 31, 1995 with respect to the California Resorts, (ii) since April 30, 1996 with respect to the New Hampshire Resorts, (iii) since September 30, 1996 with respect to the Washington Resorts, (iv) since May 31, 1996 with respect to the Wyoming Resort.

           "Material Agreements" has the meaning provided in Section 8.2.2.

           "Material Plan" means any Plan or Plans, collectively, as to which
(i) the excess of (a) the aggregate Accumulated Benefit Obligations under such Plan or Plans over (b) the aggregate fair market value of the assets of such Plan or Plans allocable to such benefits, all determined as of the then most recent valuation date or dates for such Plan or Plans, is greater than (ii) $500,000.

           "Maximum Amount of Revolving Credit" has the meaning provided in
Section 2.1.1.

           "Maximum Exposure Under Letters of Credit" means at any time the sum of (i) the aggregate face amount of all unpaid drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (ii) the aggregate face amount of all drafts then outstanding which the Agent has theretofore accepted under Letters of Credit but has not paid.

           "Mortgages" means, collectively, the Northstar-at-Tahoe Mortgage, the Sierra-at-Tahoe Mortgage, the Bear Mountain Mortgage, the Waterville Mortgage, the Cranmore Mortgage, the Ski Lifts Mortgage, and related assignments to the Agent of leases of real property owned by any of the Borrowers.

           "Multiemployer Plan" means any Plan which is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

           "Net Income" means, for any period, the net income (or loss) of the Borrowers determined in accordance with GAAP; provided, however, that Net Income shall not include:

                 (a) all amounts included in computing such net income (or loss) in respect of the write-up (i) after the Effective Date of any asset acquired in connection with the acquisition of the New Hampshire Resorts and the California Resorts and (ii) after the Restatement Date of any asset acquired in connection with the acquisition of the Washington Resorts and the Wyoming Resort; and

                 (b)  extraordinary and nonrecurring gains.

           "Net Worth" means, at any date, the excess of the total assets of the Borrowers over the total Indebtedness of the Borrowers, on a Consolidated Basis. Total assets shall be determined in accordance with GAAP, excluding, however:

                 (i) all loans to any Subsidiary, employee, officer or other Affiliate of the Borrowers, and all amounts payable to the Borrowers from any of such Persons,

                (ii) minority interests in other Persons,

               (iii) cash and securities segregated in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock or Financing Debt, and

                (iv) current reserves on the date of calculation for depreciation, depletion, obsolescence and amortization of properties and all other reserves which, in accordance with GAAP, should be established in connection with the business conducted by the Borrowers.

           "New Appraisals" means collectively:

                  (i)  the Appraisal on Ski Lifts; and

                 (ii)  the Appraisal on Grand Targhee.

           "New Borrowers" has the meaning provided in the preamble hereto.

           "New Environmental Audits" means collectively:

                  (i) the Phase I Assessment of Ski Lifts;

                 (ii) the Phase I Assessment of Grand Targhee; and

                (iii) the Phase II Assessment at Grand Targhee.

           "New Hampshire Resorts" means the assets of Waterville and the assets of Cranmore, collectively.

           "Northstar-at-Tahoe" has the meaning provided in the preamble hereto.

           "Northstar-at-Tahoe Mortgage" means the Deed of Trust, Assignments of Rents, Security Agreement and Fixture Filing of even date herewith, executed by Northstar-at-Tahoe in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Northstar-at-Tahoe Security Agreement" means the Security Agreement of even date herewith, between Northstar-at-Tahoe and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Obligor" means the Borrowers and each other Person guaranteeing or granting collateral to secure any Credit Obligations.

           "Original Appraisals" means collectively:

                 (i) the Appraisal on the assets of Cranmore performed by Sno.engineering and dated October 2, 1996;

                 (ii) the Appraisal on Northstar-at-Tahoe performed by ResortNorth Valuation and dated September 21, 1996;

               (iii) the Appraisal on Sierra-at-Tahoe performed by Sno.engineering and dated September 27, 1996;

                (iv) the Appraisal on Bear Mountain performed by ResortNorth Valuation and dated September 18, 1996; and

                 (v) the Real Estate Appraisal on Northstar-at-Tahoe performed by Hanford Healy Appraisal Company and dated November 22, 1996.

           "Original Borrowers" has the meaning provided in the preamble hereto.

           "Original Environmental Audits" means collectively:

                 (i) the summary of environmental audit on the assets of Waterville attached as Exhibit B-1 to the Line Letter dated November 27, 1996 by FNBB to BCS Acquisition, Waterville and Cranmore;

                (ii) the Limited Phase II Environmental Audit on the assets of Cranmore performed by H. Edmund Bergeron Civil Engineers and dated May 30, 1995;

               (iii) the Phase I Environmental Site Audit on
           Northstar-at-Tahoe performed by Roy C. Hampson & Associates and dated October 1996;

                (iv) the Phase I Environmental Site Audit on Sierra-at-Tahoe performed by Roy C. Hampson & Associates and dated October 1996; and

                 (v) the Phase I Environmental Site Audit on Bear Mountain performed by Roy C. Hampson & Associates and dated October 1996.

           "Payment Date" means the first Banking Day of each calendar month, commencing with the first such date after the Restatement Date.

           "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

           "Percentage Interest" has the meaning provided in Section 11.1.

           "Permitted BCS Group Owners" means Booth Creek LLP so long as George
N. Gillett, Jr. or Rose Gillett is the managing general partner thereof, John Hancock and its Affiliates (other than its portfolio companies), the CIBC Securities Subsidiary, Jeffrey J. Joyce, George N. Gillett, Jr., Rose Gillett, any trust solely for the benefit of George N. Gillett, Jr. and Rose Gillett or their respective immediate family members, or any partnership all the ownership interests in which are beneficially owned by any of the foregoing; provided that with respect to any trust or partnership either George N. Gillett, Jr. or Rose Gillett shall at all times have the exclusive power under such trust or partnership to direct, directly or indirectly, the voting of the share of voting stock of BCS Group held by such trust or partnership.

           "Person" means any present or future natural person or any corporation, association, partnership, joint venture, company, trust, business trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

           "Plan" means any pension or other employee benefit plan subject to Title IV of ERISA and/or Section 412 of the Code maintained, or to which contributions have been made by either of the Borrowers, any of their Subsidiaries or any Control Group Person at any time after the Effective Date.

           "Resorts" means the California Resorts, the New Hampshire Resorts, the Washington Resorts and the Wyoming Resort, collectively.

           "Resorts Cash Flow" means Cash Flow for the Borrowers, less that portion of such Cash Flow attributable to the real estate activities of the Borrowers.

           "Restatement Date" has the meaning provided in Section 1.1.

           "Revolving Loan" has the meaning provided in Section 2.1.1.

           "Revolving Note" has the meaning provided in Section 2.1.4.

           "Securities Act" means, collectively, the federal Securities Act of 1933 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

           "Security Agreements" means, collectively, the Northstar-at-Tahoe Security Agreement, the Sierra-at-Tahoe Security Agreement, the Bear Mountain Security Agreement, the Waterville Security Agreement, the Cranmore Security Agreement, the Ski Lifts Security Agreement, the Grand Targhee Security Agreement, the BCS Acquisition Security Agreement and the BCS Holdings Security Agreement.

           "Securities Purchase Agreements" means, collectively, the Securities Purchase Agreement dated November 27, 1996 between John Hancock and BCS Group and the Securities Purchase Agreement dated November 27, 1996 between the CIBC Securities Subsidiary and BCS Group, each as amended on the date hereof.

           "Senior Exchange Notes" means the "Exchange Notes" or the "Private Exchange Notes" as those terms are defined in the Senior Indenture.

           "Senior Indenture" means the Indenture of even date herewith, among BCS Holdings, the Guarantors named therein, Marine Midland Bank as Trustee, and certain note holders.

           "Senior Unsecured Notes" means the notes, issued pursuant to the Senior Indenture, and any Senior Exchange Notes issued therefor.

           "Senior Unsecured Notes Interest Account" has the meaning provided in Section 7.23.

           "Sierra-at-Tahoe" has the meaning provided in the preamble hereto.

           "Sierra-at-Tahoe Mortgage" means the Deed of Trust, Assignments of Rents, Security Agreement and Fixture Filing dated as of December 3, 1996, executed by Sierra-at-Tahoe in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Sierra-at-Tahoe Security Agreement" means the Security Agreement dated as of December 3, 1996, between Sierra-at-Tahoe and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Senior Liabilities" means all Indebtedness of the Borrowers minus Subordinated Indebtedness.

           "Ski Lifts" has the meaning provided in the preamble hereto.

           "Ski Lifts Mortgage" means the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith, executed by Ski Lifts in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Ski Lifts Security Agreement" means the Security Agreement of even date herewith, between Ski Lifts and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Stated Maximum" means $20,000,000.

           "Step Down Period" has the meaning provided in Section 2.1.2(i).

           "Subordinated Indebtedness" means Indebtedness of the Borrowers which is subordinated to the Credit Obligations on terms approved in writing by the Agent.

           "Subsidiary" means any Person of which any of the Borrowers (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (i) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (ii) hold at least 50% of the partnership, limited liability company membership, joint venture or similar interests or (iii) be a general partner or joint venturer; provided, however, that in no event shall DRE LLC be considered a Subsidiary for purposes of this Agreement.

           "Trailing Four Fiscal Quarter Cash Flow" means for any four consecutive fiscal quarters ending on the dates set forth in the table below the amount set forth with respect to such fiscal quarter:


           Fiscal Quarter Ending         Amount

           April 30, 1997                The sum of Cash Flow for
                                            the quarters ending January 31, 1997
                                            and April 30, 1997 minus $4,268,000

           July 31, 1997                 The sum of Cash Flow for the quarters
                                            ending January 31, 1997, April 30,
                                            1997 and July 31, 1997 minus
                                            $924,000

           October 31, 1997 and          Cash Flow for the period
           thereafter                       of four fiscal
                                            quarters most recently completed

           "Uniform Commercial Code" means the Uniform Commercial Code as in effect in Massachusetts on the Restatement Date.

           "USFS" means the United States Department of Agriculture, Forest Service.

           "Washington Resorts" means Ski Lifts.

           "Waterville" has the meaning provided in the preamble hereto.

           "Waterville Mortgage" means the Fee Mortgage and Security Agreement originally dated November 27, 1996 between Waterville and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Waterville Security Agreement" means the Guarantee and Security Agreement, originally dated as of November 27, 1996 between Waterville and the FNBB, as amended, restated, supplemented or otherwise modified and in effect from time to time.

           "Wyoming Resort" means Grand Targhee.

2.         The Credit.

     2.1.         The Revolving Credit.

          2.1.1. Revolving Loan. Subject to all of the terms and conditions of this Agreement and so long as no Default exists, the Lenders will make loans to the Borrowers in an aggregate principal amount not to exceed at any time outstanding an amount (the "Maximum Amount of Revolving Credit") equal to the sum of (x) the lesser of (a) the Stated Maximum or (b) such amount (in a minimum amount of $1,000,000 and in integral multiples of $500,000) specified by irrevocable notice from BCS Holdings to the Agent (such notice reducing the Maximum Revolving Credit seven calendar days after being given to the Agent) minus (y) the Maximum Exposure Under Letters of Credit. The aggregate principal amount of the loans made pursuant to this Section 2.1.1 at any one time outstanding is referred to as the "Revolving Loan".

          2.1.2.  Other Limits on Amount of Revolving Loan.

                  (i) Initial Availability. At all times before the Availability Step-Up Date the Revolving Loan shall not exceed the sum of $12,000,000 minus the Maximum Exposure Under Letters of Credit.

                  (ii) Annual Step-Down. For the period in each year from February 1 through July 14 of such year (such period being the "Step-Down Period" for each year), the Revolving Loan shall not exceed the sum of $6,000,000 minus the Maximum Exposure Under Letters of Credit.

                  (iii) Annual Clean-Up. For a period in each year from March 1 through April 30 of such year (such period being the "Designated Cleanup Period" for such year), the Revolving Loan shall not exceed $0.

                  (iv) Initial Borrowing. On the Restatement Date the Revolving Loan shall not exceed $0.

          2.1.3. Borrowing Requests. Revolving Loans will be made to the Borrowers by the Lenders under Section 2.1.1 on any Banking Day on or after the Restatement Date and prior to the Final Maturity Date. Not later than noon (Boston time) on the first Banking Day prior to the requested Closing Date for any such Loan, the Borrowers will give the Agent notice of their request (which may be given by a telephone call received by a Lending Officer and promptly confirmed in writing), specifying (i) the amount of the requested Loan (which shall be not less than $500,000 and in an integral multiple of $500,000) and (ii) the requested Closing Date therefor. Notwithstanding anything to the contrary contained in this
     Section 2.1.3, the Agent may, in its sole discretion, make Revolving Loans to the Borrowers under Section 2.1.1 at any time and in any amount in order to cover (i) the obligations of the Borrowers under any Controlled Disbursement Agreement (each such Loan being a

     "Controlled Disbursement Advance"), and (ii) the Credit Obligations of the Borrowers (each such Revolving Loan being a "Credit Obligation Advance"). Each loan under this Section 2.1.3 will be made at the Boston Office by depositing the amount thereof to the general account of the Borrowers with the Agent.

          2.1.4. Revolving Notes. All Revolving Loans shall be evidenced by notes in substantially the form of either Exhibit 2.1.4 to this Agreement (each such note being a "Revolving Note") payable jointly and severally by the Borrowers to each Lender in a stated amount equal to such Lender's Percentage Interest in the Revolving Loan. Each Lender shall keep a record of the date and amount of (i) each loan made by such Lender to the Borrowers pursuant to Section 2.1.1 and (ii) each payment of principal made by the Borrowers pursuant to Section 4. Prior to the transfer of any Revolving Note, the Lender shall endorse on a schedule thereto appropriate notations evidencing such dates and amounts; provided, however, that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers under this Agreement, the Revolving Notes or any other Credit Document.

     2.2. Letters of Credit.

          2.2.1. Issuance of Letters of Credit. Subject to all of the terms and conditions of this Credit Agreement and so long as no Default exists, the Agent will issue for the account of any Borrower one or more irrevocable standby letters of credit (the "Letters of Credit") up to a Maximum Exposure Under Letters of Credit of $500,000. Letters of Credit will be issued on any Banking Day on or after the Restatement Date and prior to the Final Maturity Date. Any Borrower may from time to time request a Letter of Credit to be issued by providing notice to the Agent received not less that three Banking Days prior to the requested Closing Date for such Letter of Credit specifying (i) the amount of the requested Letter of Credit, (ii) the beneficiaries thereof and (iii) the requested Closing Date. As a condition to the issuance of any Letter of Credit such Borrower will provide to the Agent a signed application and such other documents relating to the issuance of letters of credit as are customarily required by the Agent.

          2.2.2. Participations in Letters of Credit. Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to the Lenders' respective Percentage Interests, shall automatically be deemed granted by the Agent to each other Lender on the date of such issuance and the Lenders shall automatically be obligated, as set forth in Section 11.1, to reimburse the Agent to the extent of their respective Percentage Interests for all obligations incurred by the Agent to third parties in respect of such Letter of Credit not reimbursed by or on behalf of the Borrowers.

          2.2.3. Form and Expiration of Letters of Credit. Each Letter of Credit and each draft accepted or paid under a Letter of Credit shall be issued, accepted or paid, as the case may be by the Agent at the Boston Office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date that is later that the earlier of (i) the date 12 months after the date of issuance or (ii) the Final Maturity Date. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Agent and the Borrower may agree upon at the time such Letter of Credit is issued, including a requirement of not less than three Banking Days after presentation of a draft before payment must be made thereunder, the term of such Letter of Credit and any rights of cancellation with respect thereto.

               2.2.4. Payment of Drafts. At such time as the Agent makes any payment on a draft presented or accepted under a Letter of Credit, the Borrowers will pay to the Agent in immediately available funds on demand the amount of such payment. If the Borrowers do not pay to the Agent the amount required by the foregoing provision, the Agent may make a Credit Obligation Advance pursuant to Section 2.1.3 in such amount as to pay in full the reimbursement obligation under such Letter of Credit and any reasonable other fees and costs permitted by this Agreement with respect to such Letter of Credit.

          2.3. Application of Proceeds.

               2.3.1. The Revolving Loan. Subject to Section 2.3.3 and Section 7, the Borrowers will apply the proceeds of the Revolving Loan only for working capital and other lawful corporate purposes or expenditures of the Borrowers related to the Resorts.

               2.3.2. Letters of Credit. Subject to Section 2.3.3 and Section 7, Letters of Credit shall be issued only for such lawful corporate purposes as the Borrowers have requested in writing and to which the Agent in its sole discretion may agree.

               2.3.3. Specifically Prohibited Applications; Use of Proceeds. The Borrowers will not, directly or indirectly, apply any part of the proceeds of any of the Loans (i) to purchase or carry Margin Stock,
          (ii) to any transaction prohibited by any laws or regulations applicable to the Lenders, or (iii) in a manner prohibited by Section
          7.23. The Borrowers also will not directly or indirectly, apply any part of the proceeds of any extension of credit hereunder to any real estate development activity of the Borrowers or any of their Subsidiaries or Affiliates except as permitted by Section 7.11.

          2.4. Nature of Obligations of Lenders to Extend Credit. The Lenders' obligations under this Agreement to make the Revolving Loan or participate in Letters of Credit are several and are not joint or joint and several. If any Lender shall fail to perform its obligations to extend such credit, the amount of the commitment of the Lender so failing to perform may be assumed by the other Lenders, in their sole discretion, in such proportions as such Lenders may agree among themselves and the Percentage Interests of each other Lender shall be appropriately adjusted, but such failure or such assumption and adjustment shall not relieve the Lenders from any of their obligations to make such extension of credit.

3.   Interest; LIBOR Pricing Options; Fees.

    3.1. Interest. The Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Loan, the Borrowers will jointly and severally pay, on each Payment Date, the accrued and unpaid interest on the portion of the Loan which was not subject to a LIBOR Pricing Option. On the last day of each LIBOR Interest Period or on any earlier termination of any LIBOR Pricing Option, the Borrowers will jointly and severally pay the accrued and unpaid interest on the portion of the Loan which was subject to the LIBOR Pricing Option which expired or terminated on such date. In the case of any LIBOR Interest Period longer than 30 days, the Borrowers will also jointly and severally pay the accrued and unpaid interest on the portion of the Loan subject to the LIBOR Pricing Option having such LIBOR Interest Period at one-month intervals, the first such payment to be made on the last Banking Day of the one-month period which begins on the first day of such LIBOR Interest Period. On the stated or any accelerated maturity of the Loan, the Borrowers will jointly and severally pay all accrued and unpaid interest on the Loan, including any accrued and unpaid interest on any portion of the Loan which is subject to a LIBOR Pricing Option. Upon the occurrence and during the continuance of an Event of Default, the Lenders may require accrued interest to be payable on demand or at regular intervals more frequent than each Payment Date. All payments of interest hereunder shall be made to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest.

    3.2.  LIBOR Pricing Options.

          3.2.1. Election of LIBOR Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, the Borrowers may from time to time, by irrevocable notice to the Agent actually received not less than three Banking Days prior to the commencement of the LIBOR Interest Period selected in such notice, elect to have such portion of the Loan as the Borrowers may specify in such notice accrue and bear interest during the LIBOR Interest Period so selected at the Applicable Rate computed on the basis of the LIBOR Rate. In the event the Borrowers at any time fail to elect a LIBOR Pricing Option under this Section 3.2.1 for any portion of the Loan (upon termination of a LIBOR Pricing Option or otherwise), then such portion of the Loan will accrue and bear interest at the Applicable Rate based on the Alternate Base Rate. No election of a LIBOR Pricing Option shall become effective:

    (a)   if, prior to the commencement of any such LIBOR Interest
          Period, the Agent determines that (i) the electing or granting of the LIBOR Pricing Option in question would violate a Legal Requirement, (ii) LIBOR deposits in an amount comparable to the principal amount of the Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the proposed LIBOR Interest Period are not readily available in the inter-bank LIBOR market, or (iii) by reason of circumstances affecting the inter-bank LIBOR market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period; or

    (b) if the Majority Lenders shall have advised the Agent by telephone or otherwise at or prior to noon (Boston time) on the second Banking Day prior to the commencement of such proposed LIBOR Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such LIBOR deposits, the Majority Lenders reasonably anticipate that LIBOR deposits in an amount equal to the Percentage Interest of the Majority Lenders in the portion of the Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the LIBOR Interest Period in question will not be offered in the LIBOR market to the Majority Lenders at a rate of interest that does not exceed the anticipated LIBOR Base Rate.

          3.2.2. Notice to Lenders and Borrowers. The Agent will promptly inform each Lender (by telephone or otherwise) of each notice received by it from the Borrowers pursuant to Section 3.2.1 and of the LIBOR Interest Period specified in such notice. Upon determination by the Agent of the LIBOR Rate for such LIBOR Interest Period or in the event such election shall not become effective, the Agent will promptly notify the Borrowers and each Lender (by telephone or otherwise) of the LIBOR Rate so determined or why such election did not become effective, as the case may be.

          3.2.3. Selection of LIBOR Interest Periods. LIBOR Interest Periods shall be selected so that:

    (a) the minimum portion of the Loan subject to any LIBOR Pricing Option shall be $1,000,000 and an integral multiple of $500,000;

    (b) no more than three LIBOR Pricing Options shall be outstanding at any one time; and

    (c) no LIBOR Interest Period with respect to any part of the Loan subject to a LIBOR Pricing Option shall expire later than the Final Maturity Date.

          3.2.4. Additional Interest. If any portion of the Loan subject to a LIBOR Pricing Option is repaid, or any LIBOR Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the LIBOR Interest Period applicable to such LIBOR Pricing Option, the Borrowers will pay to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such LIBOR Interest Period on the portion of the Loan so repaid, or as to which a LIBOR Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such LIBOR Pricing Option minus (b) the rate of interest obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such LIBOR Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the unexpired portion of such LIBOR Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Agent of such amount of interest shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of the Loan which was to have been subject to a LIBOR Pricing Option is not outstanding on the first day of the LIBOR Interest Period applicable to such LIBOR Pricing Option other than for reasons described in Section 3.2.1, the Borrowers shall be deemed to have terminated such LIBOR Pricing Option.

          3.2.5. Violation of Legal Requirements. If any Legal Requirement shall prevent any Lender from funding or maintaining through the purchase of deposits in the interbank LIBOR market any portion of the Loan subject to a LIBOR Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2, (a) the Agent may by notice to the Borrowers terminate all of the affected LIBOR Pricing Options, (b) the portion of the Loan subject to such terminated LIBOR Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Alternate Base Rate and (c) the Borrowers shall make any payment required by Section 3.2.4.

          3.2.6. Funding Procedure. The Lenders may fund any portion of the Loan subject to a LIBOR Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Loan subject to a LIBOR Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under Sections 3.2.4 and 3.5, shall be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Loan through the purchase of deposits in such amount of the type by which the LIBOR Base Rate was determined with a maturity the same as the applicable LIBOR Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable LIBOR Office to one of such Lender's offices in the United States.

     3.3. Fees.

          3.3.1. Commitment Fees for Revolving Loan. In consideration of the Lenders' commitments to make the extensions of credit provided for in
     Section 2.1.1, while such commitments are outstanding, the Borrowers will pay, to the Agent for the account of the Lenders in accordance with the Lenders' respective commitments in the Revolving Loan, on each Payment Date in the last month of a fiscal quarter of the Borrowers, an amount equal to interest computed at the rate of 0.50% per annum on the amount by which (a) the average daily Maximum Amount of Revolving Credit during the quarter or portion thereof ending on such Payment Date exceeded (b) the sum of the average daily Revolving Loan during such period or portion thereof; provided, however, that the first such payment shall be for the period beginning on the Restatement Date and ending on the first such Payment Date.

          3.3.2. Prepayment Fee. In consideration of the Agent's arranging the commitments to make the extensions of credit provided for in this Agreement, if the Borrowers provide notice pursuant to Section 2.1.1 such that the Maximum Amount of Revolving Credit (excluding the effects of Section 2.1.2 and the Maximum Exposure Under Letters of Credit on the Maximum Amount of Revolving Credit at the time such notice is given) is reduced to $10,000,000 or less, the Borrowers will pay to the Agent (a) $200,000 if such notice is given on or before March 31, 1998, and (b) $100,000 if such notice is given thereafter.

          3.3.3. Letter of Credit Fees. The Borrowers will pay to the Agent on the date on which each Letter of Credit is issued and, if any such Letter of Credit is extended, renewed or otherwise remains outstanding longer than one year from the date of issuance, on each anniversary of the issuance of such Letter of Credit, a Letter of Credit fee at a rate of 1.5% per annum on the amount of the Letter of Credit Exposure with respect to such Letter of Credit for a period which is the shorter of (i) the period from the date on which such Letter of Credit is issued through the expiration date of such Letter of Credit (or, if later, the date on which an accepted draft presented under such Letter of Credit may be paid) or (ii) one year. The Borrower shall also pay to the Agent customary service charges and expenses for its services at the times and in the amount from time to time in effect in accordance with the Agent's general rate structure, including fees and expenses relating to the issuance, amendment, negotiation, cancellation and similar operations.

     3.4. Capital Adequacy. If any Lender shall have determined that compliance by such Lender with any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender could have achieved but for such compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such compliance and assuming that such Lender's capital was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, such Lender shall, promptly after it has made such determination, give notice thereof to the Borrowers, with a copy to the Agent. Promptly after the receipt by the Borrowers of any such notice, the Borrowers and the Lender who sent such notice shall attempt to negotiate in good faith an adjustment to the amount payable to such Lender under this Agreement, which amount shall be sufficient to compensate such Lender for such reduced return. If the Borrowers and such Lender are unable to agree to such adjustment within thirty days of the day on which the Borrowers receives such notice, then the Borrowers will on demand by such Lender pay to such Lender such additional amounts as shall be sufficient, in such Lender's reasonable determination, to compensate such Lender for such reduced return, such additional amounts commencing on the date of such notice (but not earlier than the effective date of any such law, governmental rule, regulation or order). Any such determination by a Lender hereunder shall be conclusive and binding upon the Borrowers, absent manifest error. In making any such determination such Lender may use any reasonable averaging and attribution methods.

        3.5. Computations of Interest. For purposes of this Agreement, interest (and any amount expressed as interest) shall be computed on a daily basis and on the basis of a 360-day year for any LIBOR Loans, and on a daily basis and on the basis of a 365-day year for any Alternate Base Rate Loan.

4.  Payment.

    4.1. Payment at Maturity. On the stated or any accelerated maturity of the Revolving Notes, the Borrowers will jointly and severally pay to the Agent for the account of each Lender for credit to the Revolving Notes an amount equal to the Indebtedness evidenced by the Revolving Notes then due, together with all accrued and unpaid interest thereon and all other Credit Obligations then outstanding in respect of the Revolving Loan.

    4.2. Mandatory Prepayments. If at any time the Revolving Loan exceeds (i) the Maximum Amount of Revolving Credit or (ii) the amount permitted by Section 2.1.2, the Borrowers promptly will jointly and severally pay the amount of such excess to the Agent for the account of each Lender for credit to the Revolving Notes.

    4.3. Voluntary Prepayments of Revolving Loan. In addition to the prepayments required by Section 4.2, the Borrowers may from time to time prepay all or any portion of the Revolving Loan (in a minimum amount of $1,000,000 and an integral multiple of $500,000), without premium (except with respect to additional interest due pursuant to Section 3.2.4 in the case of certain voluntary repayments of LIBOR Loans). With respect to such prepayment, the Borrowers shall give the Agent at least one Banking Day's prior notice of its intention to prepay, specifying the date of payment, the total principal amount of the Revolving Loan to be paid on such date and the amount of interest to be paid with such prepayment. Notwithstanding anything contained in this
Section 4.3, the Agent may accept payments in connection with a Controlled Disbursement Agreement at any time and in any amount.

    4.4.  Reborrowing; Application of Payments.  The amounts of the
Revolving Loan prepaid pursuant to Section 4.3 may be reborrowed from time to time prior to the Final Maturity Date in accordance with Section 2.1. The amount of the Revolving Loan prepaid pursuant to Section 4.2 may not be reborrowed. All payments of principal hereunder shall be made to the Agent for the account of each Lender in accordance with the Lenders' respective Percentage Interests.

    4.5. Payment and Interest Cut-off. Notice of prepayment having been given in accordance with Section 4.3 and whether or not notice is given of prepayments pursuant to Section 4.2, the amount specified to be prepaid shall become due and payable on the date specified for prepayment, and from and after such date (except to the extent the Borrowers shall fail to make the payment thereof) interest thereon shall cease to accrue.

    4.6. Charging Accounts. The Borrowers authorize the Agent to charge the accounts of the Borrowers, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loans, commitment fees and all other fees and amounts owing under any Credit Document.

5.  Conditions.

    5.1. Conditions to Initial Extension of Credit. The obligations of the Lenders to make the initial extension of credit under Section 2 shall be subject to the satisfaction, of the conditions set forth in this Section 5.1 and in
Section 5.2.

          5.1.1. Notes. The Borrowers shall have executed Revolving Notes and delivered them to the Agent.

          5.1.2.  Security Agreements. Ski Lifts shall have executed the
    Ski Lifts Security Agreement and the Ski Lifts Mortgage, and
    Northstar-at-Tahoe shall have executed the Northstar-at-Tahoe Security Agreement and the Northstar-at-Tahoe Mortgage, and Grand Targhee shall have executed the Grand Targhee Security Agreement. Each of the Bear Mountain, Sierra-at-Tahoe, Waterville and Cranmore shall have entered into amendments to mortgages and assignments of leases all in form and substance satisfactory to the Agent.

        5.1.3. Acquisition of Wyoming Resort. BCS Holdings shall have entered into and consummated a stock purchase agreement (as in effect on the date hereof, the "Grand Targhee Purchase Agreement") with the stockholders of Grand Targhee, in form and substance satisfactory to the Agent and its counsel, to the effect that BCS Holdings will purchase 100% of the outstanding stock of Grand Targhee on or before the Restatement Date.

        5.1.4. Acquisition of Washington Resorts. BCS Holdings shall have paid in full all obligations under the Stock Purchase Agreement dated as of February 21, 1997, by and between the persons identified therein as sellers, the representative as identified therein and BCS Holdings, to the effect that BCS Holdings shall own on the Restatement Date 100% of the outstanding common stock of Ski Lifts, free and clear of all liens and encumbrances except as permitted hereunder.

        5.1.5. Unsecured Debt Financing. BCS Holdings shall have consummated an Acceptable Rule 144A Offering of which the principal amount of securities sold shall not be less than $110,000,000.

        5.1.6. Equity Capitalization. The value, determined in accordance with GAAP, of the stockholders' equity contributed to BCS Holdings shall not be less than $44,000,000.

        5.1.7. Payment of Fees. The Borrowers shall have paid (i) the fees and expenses of the Agent's counsel, Ropes & Gray, for which statements have been rendered on or before the Restatement Date, and (ii) a total fee of $200,000 to FNBB as Lender, of which $100,000 has been paid. In addition, the Borrowers shall have paid the full cost of the Acquisition Appraisals and the Environmental Audits.

        5.1.8. Reports and Other Documents. The Agent shall have received the following, each in form and substance satisfactory to the
    Agent:

                (i)  the New Environmental Audits;

               (ii) the audited Consolidated balance sheet of Ski Lifts as at September 30, 1996, and Consolidated statements of income and changes in shareholders' equity and cash flows of Ski Lifts for the fiscal year of Ski Lifts then ended, accompanied by a management letter prepared by independent certified public accountants of recognized standing reasonably satisfactory to the Agent;

              (iii) the Consolidated balance sheet of Grand Targhee as at May 31, 1996 and Consolidated statements of income and changes in shareholders' equity and cash flows of Grand Targhee for the fiscal year of Grand Targhee then ended; and


               (iv) the Consolidated and Consolidating balance sheet of the Borrowers, giving pro forma effect to the transactions occurring as of the date hereof, as at February 28, 1997, and Consolidated and Consolidating statements of income and changes in shareholders' equity of the Borrowers for the four-month period then ended, and projections of the same as at October 31, 1997 and for the fiscal year then ended.

        5.1.9.  Forest Service Agreements.  Each of the Ski Lifts and
    Grand Targhee shall have entered into agreements with the USFS and the Agent, and each of Bear Mountain, Sierra-at-Tahoe and Waterville shall have entered into amendments to agreements with the USFS and the Agents, all in form and substance satisfactory to the Agent, to the effect that the Agent would have the benefits of all USFS permits held by such Borrowers after an Event of Default.

        5.1.10.  Legal Opinion.  The Lenders shall have received from
    Winston & Strawn, special counsel for the Borrowers, and from the Borrowers' local counsel, duly authorized and directed by the Borrowers, their opinion with respect to the transactions contemplated by the Credit Documents, which opinion shall be in form and substance satisfactory to the Lenders.

    5.2.  Conditions to Extending Credit.  The obligations of the
Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the conditions set forth in this Section 5.2.

          5.2.1.  Representations and Warranties; No Default; No
    Material Adverse Change. The representations and warranties of each of the Borrowers contained in this Agreement, the Security Agreements and the Mortgages shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though originally made on and as of such date; no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit no Material Adverse Change shall have occurred; and the Borrowers shall have furnished to the Agent on such Closing Date a certificate to these effects, in substantially the form of Exhibit 5.2.1, signed by an Executive Officer or a Financial Officer.

          5.2.2. Perfection of Security. Each Obligor shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, (including, but not limited to, the Security Agreements, the Revolving Notes, and the Mortgages, three-party agreements with the USFS, notices, financing statements and other instruments as the Agent may have requested in order to perfect the security interests and encumbrances purported or required pursuant to the Credit Documents to be created in the Credit Security.

          5.2.3. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of each Obligor and any of their respective Affiliates party thereto. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

          5.2.4. Legality, etc. The making of the requested extension of credit on the Closing Date shall not (i) subject any Lender to any penalty or special tax, (ii) be prohibited by any law or governmental order or regulation applicable to any Lender or any Obligor or (iii) violate any voluntary credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is in the best interests of such Lender.

          5.2.5. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement and each other Credit Document shall be satisfactory in form and substance to the Agent, and the Lenders shall have received copies of all documents, including records of corporate proceedings, appraisals and opinions of counsel, which any Lender may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

6. Security. Each of the Borrowers acknowledges and agrees that all of the Credit Obligations under this amended and restated Agreement shall at all times be secured in the manner and on the terms contemplated by the Credit Documents, including the Security Agreements and the Mortgages, but excluding any environmental indemnity agreements.

7. General Covenants. The Borrowers covenant that, until all of the Credit Obligations shall have been paid in full and until the Lender's commitment to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, they will comply with such of the following provisions:

    7.1. and Other Charges. The Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears
(or in conformity with customary trade terms, where applicable) (i) all taxes, assessments and other governmental charges imposed upon the Borrowers and their properties, sales or activities, or upon the income or profits therefrom, (ii) all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property, and (iii) all accounts payable and other Indebtedness incident to their operations; provided, however, that any such tax, assessment, charge, claim or Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if the Borrowers shall, in accordance with GAAP, have set aside on their books adequate reserves with respect thereto.

    7.2.  Conduct of Business, etc.

          7.2.1. Types of Business. The Borrowers will engage only in the businesses of owning, maintaining and operating ski areas.

          7.2.2.  Maintenance of Properties;    Compliance with Agreements,
    etc.  The Borrowers will, and will cause each of their Subsidiaries to,
    (i) keep their properties in such repair, working order and condition (ordinary wear and tear excepted), and from time to time make such repairs, replacements, additions and improvements thereto, as their management deems necessary and appropriate and comply at all times in all material respects with all franchises, licenses, leases and other material agreements to which any of them is a party so as to prevent any loss or forfeiture thereof or thereunder, unless compliance is at the time being contested in good faith by appropriate proceedings or unless such losses or forfeitures could not in the aggregate result in any Material Adverse Change and (ii) do all things necessary to preserve, renew and keep in full force and effect and in good standing their legal existence and authority necessary to continue any of their business; provided, however, that this Section 7.2.2 shall not apply to assets or entities disposed of in transactions permitted by Section 7.12.

          7.2.3. Statutory Compliance. The Borrowers will, and will cause each of their Subsidiaries to, comply in all material respects with all valid and applicable statutes, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to the Borrowers and their Subsidiaries, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings or where failure so to comply could not in the aggregate result in any Material Adverse Change.

    7.3. Insurance. Each of the Borrowers will, and will cause their Subsidiaries to, maintain at all times, with financially sound and reputable insurers, insurance with respect to its properties and business and against such casualties and contingencies in such types and such amounts as shall be in accordance with sound business practices and reasonably satisfactory to the Lenders. Such insurance will be deemed satisfactory so long as each of the Borrowers and their Subsidiaries (i) keep their physical property insured against fire and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses of similar size engaged in similar activities, (ii) maintain all such workers' compensation or similar insurance as may be required by law, and
(iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses of similar size engaged in similar activities, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of each of the Borrowers, and product liability insurance.

    7.4.  Financial Statements and Reports.   Each of the Borrowers will
maintain a system of accounting in which full and correct entries will be made of all dealings and transactions in relation to their business and affairs in accordance with GAAP. The fiscal year of each of the Borrowers will end on October 31 in each year.

          7.4.1. Annual Statements.  The Borrowers will furnish to the
    Lenders as soon as available and in any event within 100 days after the end of each fiscal year, the Consolidated and Consolidating balance sheet and statement of income of each of the Borrowers and their Subsidiaries, respectively, as at the end of such fiscal year and the Consolidated statements of changes in shareholders' equity and cash flows of the Borrowers and their Subsidiaries, respectively, for such year (all in reasonable detail), together with (for each fiscal year ending on or after October 31, 1997) comparative figures for the preceding fiscal year (computed on a pro forma basis if necessary), and accompanied by:

                (i) unqualified reports or certificates of Ernst & Young, L.L.P. (or, if they cease to be auditors of the Borrowers and their Subsidiaries, independent certified public accountants of recognized standing reasonably satisfactory to the Lenders), to the effect that they have audited such financial statements in accordance with GAAP and that such financial statements present fairly, in all material respects, the financial position of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP;

               (ii) the statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Borrowers and their Subsidiaries nothing has come to their attention to lead them to believe that any Default hereunder exists and in particular that they have no knowledge of any Default under Sections 7.5 through 7.17 and 7.19 through 7.22 or, if such is not the case, specifying such Default or possible Default and the nature thereof, it being understood that the examination of such accountants cannot be relied upon to give them knowledge of any such Default except as it relates to accounting or auditing matters;

              (iii) a certificate of the Borrowers signed by a Financial Officer substantially in the form of Exhibit 7.4.1;

                 (a) to the effect that such officer has caused this
              Agreement to be reviewed by the Borrowers and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Borrowers have taken, is taking or proposes to take with respect thereto,

                 (b) stating what changes, if any, have occurred in GAAP since the date of the financial statements described in Section 8.2.1, and

                 (c) containing a schedule of computations demonstrating, as of the close of such fiscal year, compliance with the Computation Covenants; and

              (iv) supplements to Exhibits 8.1 and 8.4 showing any changes in the information set forth in such Exhibits during such fiscal year.

          7.4.2.  Quarterly Reports.  The Borrowers will furnish to the
    Lenders as soon as available and, in any event, within 45 days after the end of each fiscal quarter, an internally prepared balance sheet as at the end of such quarter, and statements of income and cash flows of each of the Borrowers for such quarter (all in reasonable detail), accompanied by a certificate of the Borrowers signed by a Financial Officer substantially in the form of Exhibit 7.4.2

                  (a) to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Borrowers at the dates thereof and the results of its operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes;

                  (b) to the effect that such officer has caused this Agreement to be reviewed by the Borrowers and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Borrowers have taken, are taking or propose to take with respect thereto, and

                  (c) containing a schedule of computations by the Borrowers demonstrating, as of the close of such fiscal quarter, compliance with the Computation Covenants.

          7.4.3. Monthly Reports. The Borrowers will furnish to the Lenders as soon as available and, in any event, within 40 days after the end of each calendar month, an internally prepared balance sheet as at the end of such month, and statements of income and cash flows of each of the Borrowers for such month (all in reasonable detail).

          7.4.4.  Other Reports.  The Borrowers will furnish to the Lenders:

                  (i) as soon as available, and in any event within 40 days after the end of each fiscal year, an annual budget and/or operating projections for the upcoming fiscal year of the Borrowers, prepared in a manner consistent with the manner in which the financial statements described in Sections 7.4.1 through 7.4.3 are prepared;

                  (ii) as soon as available, any material updates, if any, of such budget and projections;

                  (iii) as soon as available, all management letters furnished to the Borrowers by their auditors;

                   (iv) as soon as practicable but, in any event, within 20 Banking Days after the issuance thereof, all budgets, projections, statements of operations and other reports furnished by the Borrowers or any of their Subsidiaries generally to their shareholders in such capacity; and

                   (v) as soon as practicable but, in any event, within 20 Banking Days after the issuance thereof, such registration statements, proxy statements and reports, if any, as may be filed by the Borrowers or any Subsidiary with the Securities and Exchange Commission.

          7.4.5. Notice of Litigation; Notice of Defaults. The Borrowers will promptly furnish to the Agent written notice of any litigation or any administrative or arbitration proceeding to which any of the Borrowers or any Subsidiary may hereafter become a party which may involve any material risk of any judgment which, after giving effect to any applicable insurance, may result in a claim of more than $500,000 against any of the Borrowers or any Subsidiary. Within five Banking Days after acquiring knowledge thereof, the Borrowers will notify the Lenders of the existence of any Default, specifying the nature thereof and what action the Borrowers have taken, are taking or propose to take with respect thereto.

          7.4.6.  ERISA Reports.  The Borrowers will:

                  (i) Furnish the Lenders with a copy of any request for a waiver of the funding standards or an extension of the amortization period required by sections 303 and 304 of ERISA or section 412 of the Code, promptly after any Control Group Person submits such request to the Department of Labor or the Internal Revenue Service;

                      (ii) Notify the Lenders of any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation, promptly after any Control Group Person learns of such reportable event; and furnish the Lenders with a copy of the notice of such reportable event required to be filed with the PBGC, promptly after such notice is required to be given;

                       (iii) Furnish the Lenders with a copy of any notice received by any Control Group Person that the PBGC has instituted or intends to institute proceedings under section 4042 of ERISA to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization status under Title IV of ERISA, promptly after receipt of such notice;

                        (iv) Notify the Lenders of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, as soon as any Control Group Person learns of such possibility and in any event prior to such termination; and furnish the Lenders with a copy of any notice to the PBGC that a Plan is to be terminated, promptly after any Control Group Person files a copy of such notice; and

                        (v) Notify the Lenders of the intention of the Borrowers or any Control Group Person to withdraw, in whole or in part, from any Multiemployer Plan, prior to such withdrawal, and, upon any Lender's request from time to time, of the extent of the liability, if any, of such Person as a result of such withdrawal, to be the best of such Person's knowledge at such time.

           7.4.7. Right to Obtain Appraisals. The Agent shall have the right to obtain from time to time, at the Borrowers' cost and expense, updated Appraisals, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall only be obligated to obtain an updated Appraisal for each of the Resorts no more than once per fiscal year and to pay for the costs and expenses associated with such updated Appraisals as may be necessary to enable the Lenders to comply with the Legal Requirements applicable to such Lenders with respect to loans made pursuant to this Credit Agreement. The costs and expenses incurred by the Agent and the Lenders in obtaining such Appraisals shall be paid by the Borrowers forthwith upon billing or request by the Agent for reimbursement therefor.

           7.4.8. Other Information. From time to time upon request of any authorized officer of the Lenders, the Borrowers will furnish to the Lenders such other information regarding the business, affairs and condition, financial or otherwise, of each of the Borrowers and their Subsidiaries as such officer may reasonably request, including copies of all licenses, agreements, contracts, leases and instruments to which each of the Borrowers or their Subsidiaries are party. The Lenders' authorized officers and representatives shall have the right during normal business hours to examine the books and records of each of the Borrowers and their Subsidiaries, to make copies, notes and abstracts therefrom and to make an independent examination of its books and records, for the purpose of verifying the accuracy of the reports delivered by any of the Borrowers and their Subsidiaries pursuant to this Section 7.4 or otherwise and ascertaining compliance with this Agreement or any other Credit Document.

7.5.  Certain Financial Tests.

      7.5.1. Financing Debt to Cash Flow. At all times, the ratio of the unpaid principal amount of Consolidated Financing Debt of the Borrowers to Trailing Four Fiscal Quarter Cash Flow for such time shall not exceed the amount set forth in the table below.


                      Period                        Maximum Ratio
                      ------                        -------------

      Restatement Date through January 30, 1998      7.50 to 1.0
      January 31, 1998 through January 30, 1999      6.75 to 1.0
      January 31, 1999 and thereafter                6.25 to 1.0


; provided, however that during the Designated Cleanup Period in each fiscal year the numerator in such ratio shall be the numerator listed in the table above minus 0.50.

      7.5.2. Cash Flow to Fixed Charges. On the last day of each fiscal quarter of the Borrowers, the sum of (a) Trailing Four Fiscal Quarter
Cash Flow measured on such date minus (b) Cash Flow Adjustment for the four fiscal quarters then ending, shall equal or exceed the percentage of such Consolidated Fixed Charges for such period set forth in the table below:


      Fiscal Quarter Ending                            Percentage
      ---------------------                            ----------
      Restatement Date through January 30, 1998          110%
      January 31, 1998 through January 30, 1999          120%
      January 31, 1999 and thereafter                    130%


      7.5.3. Minimum Net Worth. At all times, Consolidated Net Worth of the Borrowers shall be in excess of the sum of the proceeds of any equity offering by the Borrowers plus the amounts set forth in the table below at any time while Loans are outstanding:

      Period             Amount

      Restatement Date through October 31, 1997      $37,000,000

      November 1, 1997 and thereafter                The sum of $37,000,000
                                                     plus 75% of Consolidated
                                                     Net Income of the
                                                     Borrowers since
                                                     October 31, 1997

               7.5.4. Resorts Cash Flow Test. As of April 30, 1997 Resorts Cash Flow for the six months then most recently ended shall equal or exceed $22,000,000, and as of April 30 of each fiscal year of the Borrowers thereafter, Resorts Cash Flow for the six months then most recently ended shall equal or exceed $26,000,000.

          7.6. Indebtedness. None of the Borrowers and their subsidiaries will create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

               7.6.1.  Indebtedness in respect of the Credit Obligations.

               7.6.2.  Guarantees permitted by Section 7.7.

               7.6.3. Current liabilities, other than for Financing Debt and operating leases, incurred in the ordinary course of business; provided, however, that all such Indebtedness, including without limitation trade payables, shall be paid in accordance with Section 7.1.

               7.6.4. To the extent that payment thereof shall not at the time be required by Section 7.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

               7.6.5. Indebtedness secured by Liens of carriers, warehousemen, mechanics and landlords permitted by Sections 7.8.5 and 7.8.6.


               7.6.6.  Indebtedness in respect of judgments or awards
          (i) which have been in force for less than the applicable appeal period, so long as execution is not levied, or (ii) in respect of which the Borrowers shall at the time in good faith be prosecuting an appeal or proceedings for review, so long as execution thereof shall have been stayed pending such appeal or review.

               7.6.7. To the extent permitted by Section 7.8.7, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of all Indebtedness permitted by this
          Section 7.6.7 shall not exceed $2,500,000 at any one time outstanding.

               7.6.8. Indebtedness in respect of (i) leases with the United States Forest Service with respect to forest lands and (ii) other operating leases, provided the basic annual rental payments under such other operating leases do not exceed in the aggregate $2,500,000 in any fiscal year.

               7.6.9.  Indebtedness with respect to deferred
          compensation in the ordinary course of business and Indebtedness with respect to employee benefit programs (including liabilities in respect of deferred compensation, pension or severance benefits, early termination benefits, disability benefits, vacation benefits and tuition benefits) incurred in the ordinary course of business.

               7.6.10. Indebtedness in respect of customer advances and deposits, deferred income, deferred taxes and other deferred credits arising in the ordinary course of business.

               7.6.11. Indebtedness in respect of inter-company loans and advances among the Borrowers and their Subsidiaries which are not prohibited by Section 7.9.

               7.6.12. Indebtedness relating to deferred gains and deferred taxes existing (i) as of the Effective Date with respect to the Original Borrowers or (ii) as of the Restatement Date with respect to the New Borrowers, or arising in connection with sale of assets permitted under Section 7.12.

               7.6.13.  Indebtedness in respect of the Senior Unsecured
          Notes, not to exceed the sum of $116,000,000 in aggregate principal amount; provided, however, that to the extent that such Indebtedness exceeds $110,000,000 in aggregate Principal amount the proceeds of the sale of Excess Senior Unsecured Notes shall be immediately deposited in the Senior Unsecured Notes Interest Account in accordance with the terms of Section 7.23.

               7.6.14. Indebtedness in respect of the ASC Subordinated Note; provided, however, that such Indebtedness shall not in the aggregate exceed $2,750,000.

               7.6.15. Indebtedness in respect of the Grand Targhee
          Development Contingent Payment and the Grand Targhee Skier Contingent Payments.

               7.6.16. Indebtedness in respect of obligations outstanding on the date hereof and described on Exhibit 8.4.

          7.7. Guarantees; Letters of Credit. None of the Borrowers or their Subsidiaries will become or remain liable with respect to any Guarantee, including reimbursement obligations under letters of credit and other financing guarantees by third parties, except as contemplated by (i) the Senior Indenture, not to exceed $116,000,000 in aggregate principal amount,
     (ii) the

     ASC Subordinated Note or (iii) a Guarantee by BCS Holdings of workers' compensation liability of Ski Lifts.

          7.8. Liens. None of the Borrowers and their Subsidiaries will create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (including any arrangement or agreement which prohibits it from creating any Lien), except the following.

               7.8.1. Liens included in any Credit Document and Liens on the Credit Security which secure the Credit Obligations.

               7.8.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 7.1.

               7.8.3. Deposits or pledges made (i) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (ii) in connection with casualty insurance maintained in accordance with
          Section 7.3, (iii) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases,
          (iv) to secure statutory obligations or surety or appeal bonds, (v) to secure indemnity, performance or other similar bonds in the ordinary course of business or (vi) in connection with contests to the extent that payment thereof shall not at that time be required by Section 7.1.

               7.8.4. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 7.6.6.

               7.8.5. Liens of carriers, warehousemen, mechanics and similar Liens or deposits to secure the release thereof.

               7.8.6. Encumbrances in the nature of (i) zoning restrictions, (ii) easements, (iii) restrictions of record on the use of real property and (iv) landlords' and lessors' Liens on rented premises, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Borrowers.

               7.8.7. Capitalized Lease Obligations incurred after the Restatement Date and purchase money security interests in or purchase money mortgages on real or personal property acquired after the Restatement Date to secure purchase money Indebtedness to the extent permitted by Section 7.6.7 incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and proceeds thereof and reasonable attachments and accessories thereto.

               7.8.8.  Liens securing obligations under the ASC
          Subordinated Note, to the extent permitted by Section 7.7.14.

               7.8.9.  Other existing Liens and Capitalized Lease
          Obligations described on Exhibit 8.4 on the property secured by such Liens or the subject of such Capitalized Lease as of the Restatement Date and any renewals thereof, but not any increase in the amount thereof.

          7.9. Investments. None of the Borrowers and their Subsidiaries will have outstanding, acquire, commit itself to acquire or hold any Investment (including any Investment consisting of the acquisition of any business) except for the following:

               7.9.1.  Investments in Cash Equivalents.

               7.9.2. Trade or customer accounts or notes receivable for inventory sold or leased or services rendered in the ordinary course of business.

               7.9.3. Advances to employees, agents and consultants in the ordinary course of business, including, but not limited to, travel, payroll and other expenses incurred in the ordinary course of business.

               7.9.4. Investments representing Indebtedness of any Person owing as a result of the sale by the Borrowers or a Subsidiary in the ordinary course of business to such Person of products or services or the sale of tangible property no longer required in its business.

               7.9.5.  Capital Expenditures to the extent permitted by
          Section 7.11.

               7.9.6.  Investments by any Borrower in any other
          Borrower.

               7.9.7. Investments consisting of loans to employees of any of the Borrowers provided that the aggregate outstanding principal amount of such loans shall not at any time exceed $50,000.


               7.9.8. Investments consisting of contingent liabilities of any Borrower represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business, and advances, deposits, down payments and prepayments on account of certain firm purchase orders made in the ordinary course of business.

               7.9.9.  Investments described on Exhibit 8.4.

               7.9.10. Investments consisting of no more than 25 shares of common stock of Tahoe Airline Guarantee Corp.

               7.9.11. Investments consisting of any loan, advance or extension of credit to, or contribution to the capital of, DRE LLC provided that the maximum amount of any such Investment made in any fiscal quarter of the Borrowers shall not exceed the "Purchase Price" required to be made by DRE LLC on "Purchase Dates" occurring during such fiscal quarter in respect of "Shares" pursuant to Sections 2.1,
          2.2 and 2.3 of the Preferred Stock Purchase Agreement dated as of February 21, 1997 by and between the Persons identified therein as "Sellers", the "Representative" as identified therein and DRE LLC, as such agreement is in effect on the date hereof.

          7.10. Distributions. None of the Borrowers and their Subsidiaries shall make any Distribution except for the following:

               7.10.1. The Borrowers may pay dividends in their common stock and, so long as immediately before and after giving effect thereto no Default exists, the Borrowers may make Distributions consisting of the exchange of one class of capital stock for another class of capital stock.

               7.10.2. So long as before and after giving effect thereto no Default exists, the Borrowers may make Distributions to BCS Group to provide funds to service notes issued under the Securities Purchase Agreements.

               7.10.3. So long as before and after giving effect thereto no Default exists, payments of principal and interest due under the ASC Subordinated Note.

               7.10.4. So long as before and after giving effect thereto no Default exists, Distributions from one Borrower to any other Borrower.

          7.11. Capital Expenditures. The Borrowers will not make aggregate Capital Expenditures exceeding $7,000,000 during any fiscal year; provided, however, that Capital Expenditures with respect to real estate activities of the Borrowers shall not in the aggregate exceed $2,000,000 during any fiscal year.

          7.12. Merger and Dispositions of Assets. None of the Borrowers will become a party to any merger or consolidation, and none of the Borrowers will sell, sell and lease back, lease, sublease or otherwise dispose of any of its assets; provided, however, that so long as immediately prior to and after giving effect thereto no Default exists, the Borrowers may sell or otherwise dispose of (i) inventory in the ordinary course of business, (ii) tangible assets to be replaced in the ordinary course of business by other assets of substantially equal or greater value,
     (iii) assets to any Borrower; and (iv) tangible assets either obsolete or no longer used or useful in the business of the Borrowers; provided, however, that the aggregate fair market value (or book value, if greater) of the assets sold or disposed of pursuant to this clause (iv) shall not exceed $1,000,000 in any fiscal year.

          7.13. Subsidiaries. Each of the Borrowers shall have no Subsidiaries other than as set forth on Exhibit 8.1.

          7.14. ERISA. Each of the Borrowers and their respective Subsidiaries will meet, and will cause all Control Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. Each of the Borrowers and their respective Subsidiaries will comply, and will cause all Control Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. At no time shall the Accumulated Plan Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $250,000.

          7.15. Transactions with Affiliates. No Borrower shall effect any transaction with any of its Affiliates, other than as permitted by
     Section 7.20, on a basis less favorable to such Borrower than would be the case if such transaction had been effected with a non-Affiliate.

          7.16. Key Employee Life Insurance. Not later than 60 days after the Restatement Date the Borrowers shall at all times thereafter maintain, with an insurer or insurers reasonably satisfactory to the Agent, a key employee life insurance policy on the life of George N. Gillett, Jr., in an amount not less than $5,000,000, which policy shall be duly assigned to and delivered to the Agent on behalf of the Lenders. Not later than 60 days after the hiring of a chief operating officer (or officer serving in similar capacity) of BCS Holdings, the Borrowers shall obtain from such insurers, and shall at all times thereafter maintain with such insurers, a key employee life insurance policy on the life of such chief operating officer, in an amount not less than $5,000,000, which policy shall be duly assigned and delivered to the Agent at the time it is obtained.

          7.17. Loan to Value Ratio. The Borrowers will ensure that the Revolving Loan shall at no time exceed seventy-five percent (75%) of the sum of the value of the mountain operations of the Borrowers as set forth in the Acquisition Appraisals, or if later such new Appraisals have been obtained by the Agent pursuant to Section 7.4.7 hereof, the value of the mountain operations as set forth in the most recent such Appraisals.

          7.18. Environmental Cleanup. The Borrowers will develop a written action plan addressing those items listed on Exhibit 7.18 which if not addressed would result in a Material Adverse Change, and submit such action plan to the Agent within 60 days of the Restatement Date, such action plan to be reasonably acceptable to the Agent.

          7.19. Cash Concentration. The Borrowers shall establish a cash management system accounts with the Agent (the "Cash Management System") within 30 days of the Restatement Date, and all the Borrowers shall maintain such system with the Agent at all times prior to the

     Final Maturity Date. The Cash Management System shall include an automatic weekly transfer of all positive balances in any deposit or other cash account of the Borrowers not maintained at the Boston Office to accounts maintained at the Boston Office.

          7.20. Permitted Management Fees. So long as before and after giving effect thereto no Default exists, the Borrowers may pay management fees to Booth Creek Management Company; provided, however, that (i) payment of such fees shall be made in equal monthly installments in each fiscal year; and (ii) such fees shall not during any fiscal year of the Borrowers exceed in the aggregate the lesser of (a) $750,000 and (b) $350,000 plus
     0.025 times the amount that Cash Flow for that fiscal year exceeds $25,000,000; provided further, however, that during any period in which payment of fees is not permitted by this Section 7.20 because of the existence of a Default, such management fee payments shall accrue without interest and may be paid at such time as no Default or Event of Default exists.

          7.21. Letters of Credit at Annual Clean-Up. At all times during any Designated Cleanup Period the accounts of the Borrowers maintained at the Boston Office, excluding the Senior Unsecured Notes Interest Account, shall have an aggregate balance that exceeds the aggregate amount of Letter of Credit Exposure with respect to all of the Letters of Credit previously issued and not yet canceled or expired at such time.

          7.22. Use of Equipment. The Borrowers shall provide the Agent with 30 days' prior written notice before (i) any of the California Resorts, Ski Lifts or Grand Targhee removes, relocates or maintains any tangible personal property outside the states of California, Washington and Wyoming, and (ii) either Waterville or Cranmore removes, relocates or maintains any tangible personal property outside the state of New Hampshire.

          7.23. Use of Proceeds for Debt Service. The Borrowers shall not use in excess of $1,430,000 of the proceeds of the Revolving Loan to fund the payment of interest due September 15, 1997 in respect of the Senior Unsecured Notes. At all times from and after August 1, 1997 until the payment of interest described in this Section, the Borrowers shall maintain a separate deposit account at the Boston Office (the "Senior Unsecured Notes Interest Account"), which account shall contain the Interest Reserve Proceeds, and shall have a balance at all such times of at least $5,820,000, which funds shall be used to directly pay interest on the Senior Unsecured Notes; provided, however, that (x) from and after the first sale of Excess Senior Unsecured Notes, all Interest Reserve Proceeds derived from all such sales of Excess Senior Unsecured Notes shall be immediately placed, and shall be maintained at all times through the interest payment described in this Section, in the Senior Unsecured Notes Interest Account and (y) with respect to all equity investments made in BCS Holdings from and after the date hereof and prior to the interest payment described in this Section, all Interest Reserve Proceeds from all such equity investments shall be immediately placed, and shall be maintained at all times through the interest payment described in this Section, in the Senior Unsecured Notes Interest Account.

8. Representations and Warranties. In order to induce the Lenders to extend credit to the Borrowers hereunder, the Borrowers represent and warrant that:

          8.1. Organization and Business.

               8.1.1. The Borrowers. Each of BCS Holdings, BCS Acquisition, Sierra-at-Tahoe, Bear Mountain, Waterville, Cranmore and Grand Targhee is a duly organized and validly existing corporation, in good standing, under the laws of the State of Delaware, Northstar-at-Tahoe is a duly organized and validly existing corporation, in good standing, under the laws of the State of California, and Ski Lifts is a duly organized and validly existing corporation, in good standing, under the laws of the State of Washington, each with all power and authority, corporate or otherwise, necessary to (i) enter into and perform each of this Agreement and other Credit Documents to which it is party, (ii) grant the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations as applicable and (iii) own its properties and carry on the business now conducted or proposed to be conducted by it. Each of the Borrowers have taken all corporate or other action required to execute, deliver and perform each of this Agreement and other Credit Documents to which it is party. Certified copies of the charter and by-laws of each of the Borrowers have been previously delivered to the Agent and are correct and complete. Exhibit 8.1, as from time to time hereafter supplemented in accordance with Section
          7.4 or otherwise by written notice to the Lenders, sets forth (a) the jurisdiction of incorporation or organization of each of the Borrowers, (b) the address of each of the Borrowers' chief executive office and chief place of business and (c) the name under which each of the Borrowers conducts its business and the jurisdictions in which the name is used.

               8.1.2.  Qualification.  Except as set forth on Exhibit
          8.1 each of the Borrowers is duly and legally qualified to do business as a foreign corporation and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or pose a material risk of resulting, in any Material Adverse Change.

          8.2. Financial Statements and Other Information; Certain
     Agreements.

               8.2.1. Financial Statements and Other Information. The Borrowers have previously furnished to the Lenders copies of the Consolidated and Consolidating balance sheet of the California Resorts and their Subsidiaries as at December 31, 1995, the Consolidated and Consolidating balance sheet of the New Hampshire Resorts and their Subsidiaries as at April 30, 1996, the Consolidated balance sheet of Ski Lifts as at September 30, 1996, and the Consolidated balance sheet of Grand Targhee as at May

          31, 1996, and the Consolidated and Consolidating statements of income and Consolidated statement of changes in shareholders' equity and cash flows of the California Resorts, the New Hampshire Resorts, Ski Lifts and Grand Targhee and their respective Subsidiaries for the periods then ended.

               The Consolidated and Consolidating financial statements (including the notes thereto, subject, in the case of any unaudited financial statements, to the absence of footnote disclosure and normal year-end and audit adjustments and, in the case of the financial statements of Fibreboard and its Subsidiaries for December 31, 1995 and period ended on such date, (i) to adjustments made to the depreciable lives of assets in order to more approximate their useful lives and (ii) to adjustments not being made to exclude assets which constitute "Excluded Assets" under the Stock Purchase and Indemnification Agreement dated as of November 26, 1996 among BCS Holdings, Fibreboard, Northstar-at-Tahoe, Sierra-at-Tahoe and Bear Mountain) referred to above were prepared in accordance with GAAP and fairly present the financial position of the Persons covered thereby at the respective dates thereof and the results of their operations for the periods covered thereby. Neither the Borrowers nor any of their Subsidiaries has any known material contingent liability which is not reflected in the most recent balance sheet referred to above or the notes thereto, or in the Final Offering Memorandum.

               8.2.2.  Certain Agreements.  The Borrowers have
          previously furnished to the Lenders correct and complete copies, including all exhibits, schedules and amendments thereto, of the following agreement, as in effect on the Restatement Date (the "Material Agreements"): the Purchase Agreement dated February 11, 1997 by and among BCS Holdings, Grand Targhee, Moritz O. Bergmeyer and Carol Mann Bergmeyer, as amended and in effect on the date hereof.

          8.3. Changes in Condition. No Material Adverse Change has occurred, and since December 31, 1995 the Borrowers have not entered into any material transaction outside the ordinary course of business except for the transactions contemplated by this Agreement and the other Material Agreements, and transactions described in the Final Offering Memorandum.

          8.4.  Agreements Relating to Financing Debt, Investments, etc.
     Exhibit 8.4, as from time to time hereafter supplemented in accordance with
     Section 7.4 or otherwise by written notice to the Lenders, sets forth (i) the amounts (as of the dates indicated in Exhibit 8.4, as so supplemented) of all Financing Debt of the Borrowers and all agreements which relate to such Financing Debt, (ii) all Liens and Guarantees with respect to such Financing Debt and (iii) all agreements which directly or indirectly require the Borrowers to make any Investment. The Borrowers have furnished the Agent with correct and complete copies of any agreements described in clauses (i), (ii) and (iii) above requested by the Lenders.

          8.5. Title to Assets. The Borrowers and their Subsidiaries have good and marketable title to all assets necessary for or used in the operations of their respective businesses as now conducted or proposed to be conducted by them and reflected in the most recent balance sheet referred to in Section 8.2.1 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 7.4.1 through 7.4.3 or otherwise by written notice to the Lenders), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for those permitted by Section 7.8 and except for assets disposed of as permitted by
     Section 7.12.

          8.6. Licenses, etc. The Borrowers have all material patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are necessary for the conduct of their business as now conducted or proposed to be conducted by them. All of the foregoing are in full force and effect, and the Borrowers are in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or poses a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or affect the rights of the Borrowers thereunder so as to result in any Material Adverse Change. There is no litigation or other proceeding or dispute with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or poses a material risk of resulting, in any Material Adverse Change.

          8.7. Litigation. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Borrowers or their Subsidiaries, threatened which may involve any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or poses a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Borrowers or any Subsidiary which has resulted, or poses a material risk of resulting, in any Material Adverse Change.

          8.8.  Tax Returns.  Each of the Borrowers and their
     Subsidiaries has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it. The Borrowers know of no material additional assessments or any basis therefor. The Borrowers reasonably believe that the charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of taxes or other governmental charges are adequate.

          8.9. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

               (i) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Borrowers or any Subsidiary is a party or by which it is bound, or of the charter or by-laws of the Borrowers;

               (ii) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Borrowers or any Subsidiary;

               (iii) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Borrowers; or

               (iv) any redemption, retirement or other repurchase obligation of the Borrowers under any charter, by-law, agreement, instrument, deed or lease.

     No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Borrowers in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, the transactions contemplated hereby or thereby or the making of any borrowing hereunder which has not been obtained or made prior to the Restatement Date, or which, if not obtained, does not result, or pose a material risk of resulting, in any Material Adverse Change.

          8.10. Defaults. Neither the Borrowers nor any Subsidiary is in default under any provision of its charter or by-laws or of this Agreement or any other Credit Document. Neither the Borrowers nor any Subsidiary is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound, or has violated any law, judgment, decree or governmental order, rule or regulation, so as to result, or pose a material risk of resulting, in any Material Adverse Change.

          8.11.  Certain Business Representations.

                 8.11.1.  Environmental Compliance.

                         (i) Each of the Borrowers and their Subsidiaries is in compliance in all material respects with the applicable provisions of the Clean Air Act, the

          Federal Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act and any similar state or local statute or regulation in effect in any jurisdiction in which any properties of the Borrowers or any Subsidiary are located, and with all applicable published rules and regulations of the United States Environmental Protection Agency and of any similar state agencies, other than those which in the aggregate could not reasonably be expected to result in a Material Adverse Change.

               (ii) Except as set forth on Exhibit 8.11.1, no suit, claim, action or proceeding, of which any of the Borrowers have been given written notice or otherwise have actual knowledge, is now pending before any court, governmental agency or board, or to the Borrowers' knowledge, threatened by any Person (nor to the Borrowers' knowledge, does any factual basis exist therefor) for, and none of the Borrowers nor any of their Subsidiaries has received written correspondence from any federal, state or local governmental authority with respect to, in each case excepting items as would not reasonably be expected to result in a Material Adverse Change:

                    (a) currently alleged noncompliance by any of the Borrowers or Subsidiaries with any such environmental law, rule or regulation which could result in a Material Adverse Change,

                    (b) personal injury, wrongful death or other tortious
               conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by any of the Borrowers or their Subsidiaries (including but not limited to products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances), or

                    (c) the release into the environment by any of the Borrowers or their Subsidiaries of any Hazardous Material generated by the Borrowers or any of their Subsidiaries whether or not occurring at or on a site owned, leased or operated by any of the Borrowers or their Subsidiaries.

               (iii) To the best of the Borrowers' knowledge, none of the properties owned or leased by any of the Borrowers or their Subsidiaries has been used as a treatment, storage or disposal site.

               (iv) To the best of any of the Borrowers' knowledge, no Hazardous Material is present in any real property currently or formerly owned or operated by any of the Borrowers or their Subsidiaries except that which could not reasonably be expected to result in a Material Adverse Change.

               8.11.2. Burdensome Obligations. None of the Borrowers is party to or bound by any agreement, instrument, deed or lease and is not subject to any charter, by-law or other restriction which, in the opinion of the management of the Borrowers, is so unusual or burdensome as in the foreseeable future to result, or pose a material risk of resulting, in a Material Adverse Change.

               8.11.3. Future Expenditures. The Borrowers do not anticipate that future expenditures, if any, by the Borrowers needed to meet the provisions of any then existing federal, state or foreign governmental statutes, orders, rules or regulations will be so burdensome as to result, or pose a material risk of resulting, in any Material Adverse Change.

          8.12. Pension Plans. Neither the Borrowers nor any Subsidiary has any Plan in effect as of the date hereof except for Plans of which the Lenders have been notified in writing and are in compliance with Section
     7.14. Neither the Borrowers nor any Subsidiary has any liability (contingent or otherwise) under Title IV of ERISA or under Section 412 of the Code nor is any of the Borrowers or any Subsidiary currently a participant in a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          8.13. Disclosure. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of any of the Borrowers or any Subsidiary in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to any of the Borrowers which has resulted, or in the future (so far as any of the Borrowers can reasonably foresee) will result in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

9.  Defaults.

          9.1. Events of Default. The following events are referred to as "Events of Default":

               9.1.1. Any of the Borrowers shall fail to make any payment in respect of: (i) interest or any fee on or in respect of any of the Credit Obligations owed by them as the same shall become due and payable, and such failure shall continue for a period of five Banking Days, or (ii) principal of any of the Credit Obligations owed by them as the same shall become due, whether at maturity or by acceleration or otherwise.

               9.1.2. Any of the Borrowers shall fail to perform or observe any of the provisions of Sections 7.5 through 7.23.

               9.1.3. Any of the Borrowers or any of their Subsidiaries or any of their respective Affiliates party to any Credit Document shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by them under this Agreement or any other Credit Document after giving effect to the applicable grace periods. Such failure shall not be rectified or cured to the written satisfaction of the Majority Lenders within 15 days after notice thereof by the Agent to any of the Borrowers.

               9.1.4. Any representation or warranty of or with respect to any of the Borrowers, any Subsidiary or any of their respective Affiliates party to any Credit Document made to the Lenders in, pursuant to or in connection with this Agreement or any other Credit Document shall prove to have been false in any material respect upon the date when made and the condition, transaction or event which causes such representation or warranty to be false has had a Material Adverse Change.

               9.1.5. (i) Any of the Borrowers or any of their Subsidiaries or BCS Group shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt the principal amount of which exceeds $1,000,000 (other than the Credit Obligations);

               (ii) Any of the Borrowers or any Subsidiary or BCS Group shall fail to perform or observe the terms of any agreement relating to such Financing Debt, and such failure or condition shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or, if such Financing Debt is in respect of the notes issued under the Securities Purchase Agreements for 15 days or longer beyond the period of grace, if any, specified in such Securities Purchase Agreements;

               (iii) any such Financing Debt of any of the Borrowers or any Subsidiary or BCS Group shall be accelerated or become due or payable prior to its stated maturity for any reason whatsoever (other than voluntary prepayments thereof);

               (iv) any Lien on any property of any of the Borrowers or any Subsidiary securing any such Financing Debt shall be enforced by foreclosure or similar action; or

               (v) any holder of any such Financing Debt shall exercise any right of rescission with respect to the issuance thereof.

               9.1.6. Except as permitted by Section 7.12, any of the Borrowers shall cease to own, directly or indirectly, all the capital stock of any of their Subsidiaries.

               9.1.7.  Any Credit Document shall cease, for any reason
          (other than the scheduled termination thereof in accordance with its terms), to be in full force and effect, or any of the Borrowers, any Subsidiary or any of their respective Affiliates party thereto shall so assert, or the security interests created by this Agreement and the other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

               9.1.8. A final judgment which, with other outstanding final judgments against any of the Borrowers and their Subsidiaries, exceeds an aggregate of $1,000,000 shall be rendered against any of the Borrowers or any of their Subsidiaries or Affiliates party to any Credit Document and if, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

               9.1.9. Any of the Borrowers, any Subsidiary or any of their respective Affiliates obligated with respect to any Credit Obligation shall:

                    (i) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                    (ii) have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

                    (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                    (iv) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                    (v) have entered against it an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                    (vi) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

               9.1.10. Any Control Group Person shall fail to pay when due amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any Control Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Control Group Person to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated.

               9.1.11. George N. Gillett, Jr. is no longer an incumbent director or officer of BCS Holdings, or George N. Gillett, Jr. is no longer actively involved in the management of the Resorts.

               9.1.12. (i) BCS Group shall cease to own 100% of the capital stock of BCS Holdings;

               (ii) the approval by the holders of capital stock of BCS Group of any plan or proposal for the liquidation or dissolution of BCS Group;

               (iii) John Hancock and its Affiliates (other than its portfolio companies) shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, voting stock (or non-voting stock convertible into voting stock) representing at least 30% of the total voting power of all voting stock of BCS Group; or Booth Creek LLP shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, voting stock representing at least (x) 50% of the total voting power of all voting stock of BCS Group prior to the exercise of the John Hancock warrants, the CIBC warrants and any management options and (y) 35% of the total voting power of all voting stock of BCS Group after the exercise of all such warrants and options;

               (iv) Except for Permitted BCS Group Owners, any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any affiliates thereof, shall become the owner, directly or indirectly, beneficially or of record, of voting stock representing more than 35% of the total voting power of all voting stock of BCS Group.

               (v) Booth Creek LLP shall cease to have the right to appoint a majority of the Board of Directors of BCS Group.

               (vi) The replacement of a majority of the Board of Directors of either of BCS Group or BCS Holdings over a two-year period from the directors who constituted the Board of Directors of BCS Group or BCS Holdings, respectively, at the beginning of such period, and such replacement shall not have been approved by a vote of at least two-thirds of the Board of Directors of BCS Group or BCS Holdings, respectively, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved;

               (vii) The occurrence of any "Change of Control" as defined in the Senior Indenture.

          9.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur, then in each and every such case:

               9.2.1. No Obligation to Extend Credit. Upon notice from the Agent to any of the Borrowers, the obligations of the Lenders to make any further extensions of credit hereunder shall terminate.

               9.2.2.  Specific Performance; Exercise of Rights.  The
          Agent may (and upon written request of the Majority Lenders shall) proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

               9.2.3.  Enforcement of Payment; Credit Security; Setoff.
          The Agent may (and upon written request of the Majority Lenders shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect and to realize upon any and all rights in the Credit Security, and the Lenders may offset and apply toward the payment of such balance (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations, and the Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

               9.2.4. Acceleration. The Agent on behalf of the Lenders may (and upon written request of the Majority Lenders shall) by notice in writing to any of the

           Borrowers (i) declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable, and (ii) require the Borrowers immediately to deposit with the Agent in cash an amount equal to the then Maximum Exposure Under Letters of Credit, and thereupon such unpaid balance or part thereof and such amount equal to the Maximum Exposure Under Letters of Credit shall become so due and payable, all without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

               9.2.5.  Cumulative Remedies.  To the extent not
          prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

          9.3. Annulment of Defaults. Any Default or Event of Default shall be deemed not to exist or to have occurred for any purpose of this Agreement if the required holders of Credit Obligations in accordance with
     Section 11.6 or the Agent (with any consent of holders of Credit Obligations required by Section 11.6) shall have waived such Default or Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Default or Event of Default. No such action by the Lenders or the Agent shall extend to or affect any subsequent Default or Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

          9.4. Waivers. Each of the Borrowers hereby waives to the extent not prohibited by applicable law:

               (i) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor,

               (ii) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document,

               (iii) any and all notices of every kind and description which may be required to be given by any statute or rule of law, except as expressly required in any Credit Document, and

          (iv) any defense of any kind (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

10.  Expenses; Indemnity.

          10.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers will bear

               (i) all reasonable out of pocket expenses of the Lenders (including the reasonable fees and disbursements of the special counsel to the Agent, but excluding fees and expenses of counsel to the other Lenders) in connection with the preparation and duplication of this Agreement, each other Credit Document, the transactions contemplated hereby and thereby and each closing hereunder, and any amendments, modifications, approvals, consents or waivers hereunder;

               (ii) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

               (iii) to the extent not prohibited by applicable law that cannot be waived, after the occurrence and during the continuance of any Default or Event of Default, all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses; and

               (iv) fees and disbursements of the Agent in connection with the Acquisition Appraisals and any updated Appraisals conducted pursuant to Section 7.4.7.

          10.2.  General Indemnity.  The Borrowers will indemnify the
     Lenders and hold them harmless from any liability, loss or damage resulting from the violation by the Borrowers of Section 2.1.3. The Borrowers will also indemnify each Lender, each of the Lenders' directors, officers and employees, and each Person, if any, who controls any Lender (each Lender and each of such directors, officers, employees and control Persons is referred to as an "Indemnitee") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnitee may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnitee may incur or which may be asserted against any Indemnitee in connection with (i) the existence or exercise of any of the security rights with respect to the Credit Security in accordance with the Credit Documents or (ii) any other litigation or investigation involving the Borrowers, any Subsidiaries or Affiliates, or any officer, director or employee thereof (including the Lenders' compliance with or contest of any subpoena or other process issued against them in any proceeding involving the Borrowers or any Subsidiaries or Affiliates), other than litigation commenced by the Borrowers against the Lenders which seeks enforcement of any of the rights of the Borrowers hereunder or under any other Credit Document and is finally determined adversely to the Lenders and except to the extent such claims, damages, liabilities and expenses result from an Indemnitee's gross negligence or willful misconduct.

          10.3. Indemnity With Respect to Letters of Credit. Any action, inaction or omission on the part of the Agent or any of its correspondents under or in connection with any Letter of Credit or the relative instruments, documents or property, if in good faith and not constituting gross negligence, shall be binding upon each Borrower and shall not place the Agent or any of its correspondents under any liability to any Borrower. Each Borrower agrees to indemnify the Agent and its correspondents and hold them harmless from and against any and all claims, losses, liabilities and damages, including without limitation reasonable attorneys' fees, arising from or in connection with any Letter of Credit, including any such claim, loss, liability or damage arising out of any transfer, sale, delivery, surrender or endorsement of any invoice, bill of lading, warehouse receipt or other document at any time held by the Agent, or held for its account by any of its correspondents, in connection with any Letter of Credit; provided, however, that the foregoing shall not extend to actions taken by the Agent unless such actions were taken in good faith by the Agent and, with respect to drafts presented for payment, if it determines in good faith that the drafts and related documents appear on their face to be in accordance with the terms and conditions of the Letter of Credit in question, and any action or failure to act in accordance with a written opinion of its counsel shall conclusively be deemed to be in good faith.

     11.  Operations.

          11.1. Interests in Credits. The percentage interest of each Lender in the Revolving Loan and Letters of Credit shall be computed based on the maximum principal amount for each Lender as follows:


                                     Maximum Principal        Percentage Lender
                                            Amount               Interest
           The First National              $20,000,000             100%
             Bank of Boston

           Total                           $20,000,000             100%


The foregoing percentage interests, as otherwise adjusted as the Lenders may from time to time agree among themselves, are referred to as the "Percentage Interests" with respect to all or any portion of the Revolving Loan and Letters of Credit. References in any Credit

     Document to the Lenders' respective Percentage Interests are to such interests as from time to time in effect.

          11.2. Agent's Authority to Act. Each of the Lenders hereby appoints and authorizes the Agent to act for the Lenders as the Lenders' Agent in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein.

          11.3. Borrowers to Pay Agent, etc. The Borrowers shall be fully protected in making all payments in respect of the Credit Obligations to the Agent, in relying upon consents, modifications and amendments executed by the Agent purportedly on the Lenders' behalf, and in dealing with the Agent as herein provided. The Agent shall charge the accounts of the Borrowers, any amounts paid by the Agent to third parties under Letters of Credit or drafts presented thereunder, Letter of Credit fees, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan for the Borrowers, commitment fees, and all other fees and amounts owing under any Credit Document.

          11.4. Lender Operations for Advances, etc.

               11.4.1. Advances. On each Closing Date, each Lender shall advance to the Agent in immediately available funds such Lender's Percentage Interest in the portion of the Loans advanced on such Closing Date prior to 10:00 a.m. (Boston time). If such funds are not received at such time, but all the conditions set forth in
          Section 5 have been satisfied, each Lender hereby authorizes and requests the Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such portion of the Loan and agrees to reimburse the Agent in immediately available funds for the amount thereof prior to 2:00 p.m. (Boston time) on the day any portion of the Loans is advanced hereunder; provided, however, that the Agent shall be under no obligation to make any such advance.

               11.4.2. Agent to Allocate Payments. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, commitment fees, and other fees under this Agreement shall, as a matter of convenience, be made by the Borrowers to the Agent in immediately available funds, and the share of each Lender shall be credited to such Lender by the Agent in immediately available funds in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations.

               11.4.3. Letters of Credit. Each of the Lenders hereby authorizes and requests the Agent to issue the Letters of Credit and to grant each Lender a participation in each of such Letter of Credit in an amount equal to its Percentage Interest in the amount of each such Letter of Credit. Promptly upon the request of the Agent, each Lender hereby agrees to reimburse the Agent in immediately available funds for such Lender's

               Percentage Interest in the amount of all obligations to third parties incurred by the Agent in respect of each Letter of Credit and each draft accepted under a Letter of Credit to the extent not reimbursed by the Borrowers. The Agent will notify each Lender monthly of the issuance of any Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Revolving Loan or was reimbursed by the Borrowers.

               11.5. Sharing of Payments, etc. Each Lender agrees that (i) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of a proportion of the aggregate amount of principal and interest due with respect to its Percentage Interest in the Loan which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to the Percentage Interest in the Loan of such other Lender and (ii) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loans held by the other Lenders, and such other adjustments shall be made from time to time, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; provided, however, that this Section
          11.5 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than Indebtedness with respect to the Loans. The Borrowers agree, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to this Section 11.5 may exercise all rights of payment (including the right of set-off), and shall be obligated to share payments under this Section 11.5, with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Borrowers and a Lender hereunder in the amount of such participation.

               11.6. Amendments, Consents, Waivers, etc. Except as otherwise set forth herein, the Agent may (and upon the written request of the Majority Lenders shall) take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document or any Default or Event of Default hereunder or thereunder, all of which actions shall be binding upon all of the Lenders; provided, however, that without the written consent of such Lenders as own 100% of the Percentage Interests (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below):

                    (i) No reduction in the interest rate on the Loans shall be made.

                    (ii) No extension or postponement of the stated time of payment of all or any portion of the Loans or interest thereon shall be made.

                    (iii) No increase in the amount, or extension of the term, of the Lenders' commitments beyond that provided for in Section 2 shall be made.

                    (iv) No alteration of the Lenders' several rights of set-off contained in Section 11.5 shall be made.

                    (v) No release of any Credit Security other than as permitted by Section 7.12 and other than assets having an aggregate fair value not exceeding $1,000,000 shall be made.

               11.7. Agent's Resignation. The Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each other of the Lenders and upon the appointment by the Majority Lenders of a successor Agent satisfactory to the Borrowers. If no successor Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may with the consent of the Borrowers, which shall not be unreasonably withheld, appoint a successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $25,000,000; provided, however, that any successor Agent appointed under this sentence may be removed upon the written request of the Majority Lenders, which request shall also appoint a successor Agent satisfactory to the Borrowers. Upon the appointment of a new Agent hereunder, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any successor Agent, the provisions of this Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

               11.8.  Concerning the Agent.

                    11.8.1. Action in Good Faith, etc. The Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith and not constituting gross negligence, and any action or failure to act in accordance with a written opinion of its counsel shall conclusively be deemed to be in good faith and not grossly negligent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the required holders of Credit Obligations as provided in this Agreement.

                    11.8.2. No Implied Duties, etc. The Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other

          Credit Document together with all other powers incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent. Before taking any action under this Agreement or any other Credit Document, the Agent may request an appropriate specific indemnity satisfactory to it from each Lender in addition to the general indemnity provided for in
          Section 11.11 and until the Agent has received such specific indemnity, the Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Credit Document.

               11.8.3.  Validity, etc.  Subject to Section 11.8.1, the
          Agent shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations (i) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (ii) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document, (iii) for the existence or value of any assets included in any security for the Credit Obligations, (iv) for the perfection or effectiveness of any Lien purported to be included in such security or (v) for the specification or failure to specify any particular assets to be included in such security.

               11.8.4. Compliance. The Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agent shall be fully protected in relying on a certificate of any of the Borrowers or any guarantor as to the fulfillment by the Borrowers of any conditions to such extension of credit.

               11.8.5. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be answerable to any of the Lenders, any of the Borrowers or any other Subsidiary (except as to money or securities received by the Agent or the Agent's authorized agents) for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

               11.8.6. Reliance on Documents and Counsel. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to the genuine and correct and to have been signed, sent or made by the Person in question, including without limitation any telephonic or oral statement made by such

          Person, and, with respect to legal matters, upon the written opinion of counsel selected by the Agent.

               11.8.7. Agent's Reimbursement. Each of the Lenders severally agrees to reimburse the Agent in the amount of such Lender's Percentage Interest, for any expenses not reimbursed by the Borrowers (without limiting the obligation of the Borrowers to make such reimbursement): (i) for which the Agent is entitled to reimbursement by the Borrowers under this Agreement or any other Credit Document, and (ii) after the occurrence of a Default, for any other expenses incurred by the Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document.

          11.9. Rights as a Lender. With respect to any credit extended by it hereunder, The First National Bank of Boston shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, The First National Bank of Boston shall be treated in its individual capacity as though it were not the Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of The First National Bank of Boston shall be included in any computations of Percentage Interests. The First National Bank of Boston and its Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Borrowers, any Subsidiary or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Borrowers, any of its Subsidiaries or any Affiliate of any of them, all as if such bank were not the Agent and without any duty to account therefor to the other Lenders.

          11.10. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agent, based on the financial statements and other documents referred to in
     Section 8.2, on the other representations and warranties contained herein and on such other information with respect to each of the Borrowers and their respective Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agent that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Borrowers and any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agent under this Agreement or any other Credit Document, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or credit worthiness of the Borrowers or any of their Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          11.11.  Indemnification.  The holders of the Credit
     Obligations hereby agree to indemnify the Agent (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata according to their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are taken by the Agent with gross negligence or willful misconduct.

          12.  Successors and Assigns.  Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and
     assigns    of such party, and all covenants and agreements by or on behalf of the Borrowers, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Borrowers may not assign their rights or obligations under this Agreement, and (b) the Lenders may not assign their respective Percentage Interests in the Loan hereunder except as set forth below in this Section 12.

          12.1. Assignments by Lenders.

               12.1.1. Assignees and Assignment Procedures. Any Lender may, with the consent of the Borrowers (which consent shall not be unreasonably withheld) and the consent of the Majority Lenders (which consent shall not be unreasonably withheld), assign to one or more banks or other institutional lenders (each an "Assignee") (a) in the case of any Lender other than the Agent, all but not less than all, and (b) in the case of the Agent, all or a portion (which shall not be less than $5,000,000), of its interests, rights and obligations under this Agreement and the other Credit Documents. From and after the effective date specified in each assignment agreement:

               (i) the Assignee shall be a party hereto and, to the extent provided in such assignment agreement have the rights and obligations of the assigning Lender under this Agreement, and

               (ii) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

               12.1.2. Acceptance of Assignment and Assumption. Upon the execution of an assignment agreement pursuant to this Section 12, the assigning Lender shall give prompt notice thereof to the Borrowers and the Agent. Within five Banking Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the assigning Lender, in exchange for each surrendered Note, (i) a new Note to the order of such Assignee in a principal amount equal to the amount of the Loans evidenced by the surrendered Note which has been assumed by such Assignee pursuant to such assignment agreement and (ii) a new Note to the order of the assigning Lender in a principal amount equal to the amount of the Loan evidenced by the surrendered Note which has been retained by such assigning Lender. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, and shall be dated the date of the surrendered Notes which they replace.

               12.1.3. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 12, each Lender and any Assignee may at any time pledge or assign all or any portion of such Person's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Person from such Person's obligations hereunder or under any other Credit Document.

               12.1.4. Further Assurances. The Borrowers shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

          12.2. Credit Participants. Any Lender may, without the consent of the Borrowers, in compliance with applicable laws in connection with such participation, sell to one or more "qualified institutional investors" as defined in Rule 144A under the Securities Act (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents; provided, however, that:

               (a) such Lender's obligations under this Agreement shall remain unchanged;

               (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and

               (c) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers under this Agreement or any Credit Document and to approve any amendment, modification or waiver of any provision of this Agreement or any Credit Document (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loan, or the stated dates for payments of principal of or interest on the Loan).

13. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (i) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (ii) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

     If to any of the Borrowers, to them at their addresses set forth in Exhibit
8.1 (as supplemented pursuant to Section 7.4), to the attention of their respective Presidents.

     If to the Agent, to it at its address set forth on the signature page of this Agreement, to the attention of the account offices specified on the signature page, with a copy to David A. McKay, Esq., Ropes & Gray, One International Place, Boston, MA 02110.

     If to any Lenders, to them at their respective addresses set forth on the signature page of this Agreement, to the attention of the account officer specified on the signature page, with a copy to the Agent.

14. Course of Dealing, Amendments and Waivers. No course of dealing between any Lenders and the Borrowers or any Subsidiary or Affiliate of the Borrowers shall operate as a waiver of any of the Lenders' rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. No delay or omission on the part of any Lender in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the holders of the required Credit Obligations.

15. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Borrowers hereunder or under any other Credit Document, this Agreement shall terminate and, at the Borrowers's written request, accompanied by such certificates and opinions as the Agent shall reasonably deem necessary, the Credit Security shall revert to the Borrowers and the right, title and interest of the Lenders therein shall terminate. Thereupon, on the Borrowers's demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Borrowers any Credit Security then in its possession; provided, however, that Sections 9, 11.8.7, 11.11, 16, 17 and 19 shall survive the termination of this Agreement.

16. Venue; Service of Process. Each of the Borrowers and the Lenders by its execution hereof:

               (i) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

               (ii) Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Borrowers and the Lenders consents to service of process in any such proceeding in any manner permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 13 is reasonably calculated to give actual notice.

17. Joint and Several Liability. Any obligations of the Borrowers, including without limitation any obligations of any of the Borrowers, shall be joint and several obligations of the Borrowers.

18. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (OTHER THAN THE CONFLICT OF LAWS RULES).

19. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE BORROWERS, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, OR THE BORROWERS OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Borrowers and the other Obligors acknowledges that it has been informed by the Agent that the provisions of this Section 19 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 19 with its counsel. Any Lender, the Agent, the Borrowers or any other Obligor may file an original counterpart or a copy of this Section 19 with any court as written evidence of the consent of the Borrowers, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by Jury.

           Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                        BOOTH CREEK SKI HOLDINGS, INC.
                                        BOOTH CREEK SKI ACQUISITION CORP.
                                        TRIMONT LAND COMPANY
                                        SIERRA-AT-TAHOE, INC.
                                        BEAR MOUNTAIN, INC.
                                        WATERVILLE VALLEY SKI RESORT, INC.
                                        MOUNT CRANMORE SKI RESORT, INC.
                                        SKI LIFTS, INC.
                                        GRAND TARGHEE INCORPORATED

                                        By: /s/ Jeffrey J. Joyce
                                           ------------------------------
                                        Title:  Executive Vice President




                                         THE FIRST NATIONAL BANK OF BOSTON
                                               as Agent

                                         By: /s/ Andrew T. Fay
                                             ---------------------------
                                         Title: Vice President

                                                100 Federal Street
                                                Boston, Massachusetts 02110
                                                Attention:  Andrew T. Fay
                                                Telecopy:  (617) 434-9204


                                         THE FIRST NATIONAL BANK OF BOSTON
                                               as Lender

                                         By: /s/ Andrew T. Fay
                                             ---------------------------
                                         Title: Vice President

                                         100 Federal Street
                                         Boston, Massachusetts 02110
                                         Attention:  Andrew T. Fay
                                         Telecopy:  (617) 434-9204


[Credit Agreement]

                                                                   EXHIBIT 2.1.4

                             FORM OF REVOLVING NOTE


N-__
                                                                  March __, 1997

        FOR VALUE RECEIVED, the undersigned, Booth Creek Ski Holdings Inc., a Delaware corporation (together with its successors and assigns, "BCS Holdings"), Booth Creek Ski Acquisition Corp., a Delaware corporation (together with its successors and assigns, "BCS Acquisition"), Trimont Land Company, a California corporation (together with its successors and assigns, "Northstar-at-Tahoe"), Sierra-at-Tahoe, Inc., a Delaware corporation (together with its successors and assigns, "Sierra-at-Tahoe"), Bear Mountain, Inc., a Delaware corporation (together with its successors and assigns, "Bear Mountain"), Waterville Valley Ski Resort, Inc., a Delaware corporation (together with its successors and assigns, "Waterville"), Mount Cranmore Ski Resort, Inc., a Delaware corporation (together with its successors and assigns, "Cranmore"), Ski Lifts, Inc., a Washington corporation (together with its successors and assigns, "Ski Lifts"), and Grand Targhee Incorporated, a Delaware corporation (together with its successors and assigns, "Grand Targhee", and together with BCS Holdings, BCS Acquisition, Northstar-at-Tahoe, Sierra-at-Tahoe, Bear Mountain, Waterville, Cranmore, and Ski Lifts, the "Borrowers", and each a "Borrower"), hereby jointly and severally promise to pay [INSERT LENDER] (the "Lender") or order, on March 31, 1999, the aggregate unpaid principal amount of the loans made by the Lender to the Borrowers pursuant to the Credit Agreement referred to below. The Borrowers promise to pay daily interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement, such interest being payable at the times specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

        Payments hereunder shall be made to The First National Bank of Boston, as agent for the payee hereof (the "Agent"), at 100 Federal Street, Boston, Massachusetts 02110.

        All loans made by the Lender pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers under this Revolving Note, such Credit Agreement or under any other Credit Document.

        This Revolving Note evidences borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit Agreement dated as of December 3,

1996, as amended and restated as of March ___, 1997, as from time to time in effect (the "Credit Agreement"), among the Borrowers, the Agent, the Lender and certain other lenders. The principal of this Revolving Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

        In case an Event of Default shall occur, the entire principal of this Revolving Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (OTHER THAN THE CONFLICT OF LAWS RULES).

        The parties hereto, including the Borrowers and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Revolving Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.


                                 BOOTH CREEK SKI HOLDINGS, INC.


                                 By ___________________________
                                 Title:  Executive Vice President


                                 BOOTH CREEK SKI ACQUISITION CORP.


                                 By ___________________________
                                 Title:  Vice President


                                 TRIMONT LAND COMPANY

                                 By __________________________
                                 Title:  Vice President


                                 SIERRA-AT-TAHOE, INC.

                                         By __________________________
                                         Title:  Vice President


                                        BEAR MOUNTAIN, INC.

                                         By __________________________
                                         Title:  Vice President


                                         WATERVILLE VALLEY SKI RESORT, INC.

                                         By __________________________
                                         Title:  Vice President


                                         MOUNT CRANMORE SKI RESORT, INC.

                                         By __________________________
                                         Title:  Vice President


                                         SKI LIFTS, INC.

                                         By __________________________
                                         Title:  Vice President




                                         GRAND TARGHEE INCORPORATED

                                         By __________________________
                                         Title:  Vice President


                         LOAN AND PAYMENTS OF PRINCIPAL

           ____________________________________________________________

                       Amount        Amount of   Unpaid
                         of          Principal  Principal     Notation
           Date         Loan          Repaid     Balance     Made By
           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

                                                                   EXHIBIT 5.2.1
                     FORM OF OMNIBUS OFFICER'S CERTIFICATE

                               (For Closing Date)


        Pursuant to Section 5.2.1 of the Credit Agreement dated as of December 3, 1996, as amended and restated as of March __, 1997 and as now in effect (the "Credit Agreement"), among the undersigned Booth Creek Ski Holdings, Inc., Booth Creek Ski Acquisition Corp., Trimont Land Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc, Waterville Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc., Ski Lifts, Inc., and Grand Targhee Incorporated (collectively the "Borrowers"), The First National Bank of Boston, a national banking association ("FNBB"), the other Lenders, and FNBB, as Agent for itself and the other Lenders, the Borrowers represent and warrant that the representations and warranties contained in Section 8 of the Credit Agreement, and the representations and warranties of each of the Borrowers under the Security Agreements and the Mortgages are true and correct in all material respects on and as of the date hereof with the same force and effect as though originally made on and as of the date hereof; after giving effect to the requested extension of credit under the Credit Agreement, no Default exists; and no Material Adverse Change has occurred.

        Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

        This certificate has been executed by a duly authorized Executive Officer or Financial Officer of each of the Borrowers this ___ day of ___________, 19__.

                                         BOOTH CREEK SKI HOLDINGS, INC.

                                         By: ___________________________
                                         Title:  Executive Vice President

                                          BOOTH CREEK SKI ACQUISITION CORP.
                                          TRIMONT LAND COMPANY
                                          SIERRA-AT-TAHOE, INC.
                                          BEAR MOUNTAIN, INC.
                                          SKI LIFTS, INC.
                                          MOUNT CRANMORE SKI RESORT, INC.
                                          WATERVILLE VALLEY SKI RESORT, INC.

                                          GRAND TARGHEE INCORPORATED


                                          By:_____________________________
                                          Title:  Vice President

                                                                   EXHIBIT 7.4.1
                             OFFICER'S CERTIFICATE
                 (For Annual Financial Statements and Reports)


        Pursuant to Section 7.4.1 of the Credit Agreement dated as of December 3, 1996, as amended and restated as of March ___, 1997 and as now in effect (the "Credit Agreement"), among the undersigned Booth Creek Ski Holdings, Inc., Booth Creek Ski Acquisition Corp., Trimont Land Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc., Waterville Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc., Ski Lifts, Inc., and Grand Targhee Incorporated (collectively the "Borrowers"), The First National Bank of Boston, a national banking association ("FNBB"), the other Lenders, and FNBB, as Agent for itself and the other Lenders, the Borrowers represent and warrant that (i) no Default exists as of the date hereof except as set forth in Exhibit A attached hereto; (ii) no changes have occurred in GAAP since October 31, 1996 affecting the Borrowers except as set forth in Exhibit B attached hereto; and (iii) the Schedule of Computations set forth in Exhibit C attached hereto demonstrates, as of the close of the fiscal year just ended, compliance with the Computation Covenants.

        Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

        This certificate has been executed by a duly authorized Financial Officer of Booth Creek Ski Holdings, Inc. this ____ day of _________, 19__.


                                BOOTH CREEK SKI HOLDINGS, INC.


                                By:___________________________
                                Title:  Executive Vice President

                                                                   EXHIBIT 7.4.2
                             OFFICER'S CERTIFICATE
                (For Quarterly Financial Statements and Reports)


        Pursuant to Section 7.4.2 of the Credit Agreement dated as of December __, 1996, as amended and restated as of March ___, 1997, as now in effect (the "Credit Agreement"), among the undersigned Booth Creek Ski Holdings, Inc., Booth Creek Ski Acquisition Corp., Trimont Land Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc., Waterville Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc., Ski Lifts, Inc., and Grand Targhee Incorporated (collectively the "Borrowers"), The First National Bank of Boston, a national banking association ("FNBB"), the other Lenders, and FNBB, as Agent for itself and the other Lenders, the Borrowers represent and warrant that (i) the financial statements furnished pursuant to Section 7.4.2 have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Borrowers at the dates thereof and the results of its operations for the periods covered thereby, subject only to normal year- end audit adjustments and the addition of footnotes; (ii) no Default exists as of the date hereof except as set forth in Exhibit A attached hereto; and (iii) the Schedule of Computations set forth in Exhibit B attached hereto demonstrates, as of the close of the fiscal quarter just ended, compliance with the Computation Covenants.

        Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

        This certificate has been executed by a duly authorized Financial Officer of Booth Creek Ski Holdings, Inc., this ____ day of _________, 19__.


                                         BOOTH CREEK SKI HOLDINGS, INC.


                                         By:___________________________
                                         Title:

                                 EXHIBIT 7.18

                            Environmental Cleanup


1.         Snoqualmie Pass, Washington.

           # Remove four heating oil underground storage tanks used to heat several buildings at Snoqualmie and, if necessary, remediate any contamination associated with such tanks.

           # Repair floors in the maintenance areas at Alpental, Snoqualmie and Ski Acres resorts so as to eliminate any potential pathway for hazardous materials into the environment.

           # Evaluate nature and extent of any contamination associated with two above-ground storage tanks containing diesel and gasoline located near the Alpental maintenance shop and any contamination associated with stained soils or pools of liquid associated with other above-ground storage tanks.. Remediate any contamination discovered with respect to such tanks in accordance with applicable federal, state and local laws, rules and regulations. Provide secondary containment for such tanks.

           # Comply with all applicable reporting and record keeping requirements set forth in SARA Title III, Sections 311 and 312.

           # Test all potentially hazardous wastes generated onsite to determine if they qualify as hazardous waste under RCRA or any equivalent state or local law, rule or regulation. To the extent such wastes are determined to be hazardous, such wastes must be handled, stored and disposed of in compliance with all applicable federal, state and local laws, rules or regulations. Prepare and implement a plan for compliance with RCRA or any equivalent state or local law, rule or regulation regarding reporting or record keeping relating to hazardous wastes.

           # Operate any space heaters located at Ski Acres or other facilities which are used to burn used oil in compliance with all applicable federal, state or local requirements.

           # Perform any testing, record keeping or reporting required by federal, state or local law, rule or regulation ground water wells.

           # Obtain any required permits for any aboveground or underground tanks used to store hazardous substances or petroleum products.

           # Create and implement compliance plan for handling waste antifreeze generated from vehicle maintenance operations in compliance with all applicable federal, state or local environmental laws rules or regulations.

           # Create and implement compliance plan for handling, storing and disposing of used oil filters in accordance with federal, state or local laws, rules or regulations.

           # Develop an asbestos operation and maintenance plan and implement same to assure that the presumed asbestos containing materials identified in the ENVIRON January 20, 1997 report are properly managed.

           #     Prepare a spill prevention control and countermeasures plan
                 (SPCC).

           # Prepare a written hazard communication plan or a lockout/tag-out plan and maintain a complete set of MSDS forms, as required by law.

           # Store all oils, hydraulic fluids, solvents or antifreezes stored at the Alpental, Snoqualmie and Ski Acres maintenance buildings in approved and segregated hazardous material storage area and secondary containment must be provided.

           # Remediate visible staining of the floor areas so as to comply with all applicable federal, state or local environmental laws rules or regulations.

           # Prepare a plan to address the occupational safety and health issues identified in the January 20, 1997 ENVIRON report.


  2.  Grand Targhee Ski & Summer Resort, Alta, Wyoming.

           # Evaluate nature and extent of any contamination associated with soils underlying a concrete pit and two former floor drains located within the lower maintenance building at Grand Targhee Ski & Summer Resort as detailed in the February 4, 1997, letter from ENVIRON to Eleni Kouimelis, Esq. Remediate any contamination discovered with respect to such pit and drains in accordance with applicable federal, state and local laws, rules and regulations.

           # Complete construction of new wastewater treatment plant in compliance with applicable federal, state and local laws, rules and regulations, including the compliance order entered with the Wyoming Department of Environmental Quality. Evaluate and, if necessary, remediate or dispose of existing wastewater treatment lagoon sludges in compliance with applicable federal, state and local laws, rules and regulations.

           # Evaluate nature and extent of any contamination associated with several areas of soil contamination identified in the vicinity of lower maintenance building in the May, 1996, Nelson Engineering and January 17, 1997 ENVIRON Corporation reports. Remediate any contamination discovered with respect to such areas in accordance with applicable federal, state and local laws, rules and regulations.

           # Provide secondary containment for existing above-ground fuel storage tanks located west of the maintenance building used to fuel Grand Targhee vehicles and for the waste oil tank located adjacent to the lower maintenance building.

           # Discontinue practice of vehicle maintenance and steam cleaning over concrete pit located in the lower maintenance building.

           # Develop an alternative plan for treatment and disposal of oily wastewater, including installation of an oil-water separator system and secondary containment for the waste oil storage tank and discharge of treated water to new package wastewater treatment system following construction during 1998/1999 ski season.

           #     Develop SPCC plan for Grand Targhee.

           # Determine whether emergency generators require registration under WDEQ Air Quality Standards. If so, register such generators.

           # Dispose of all spent mineral spirits in accordance with all applicable federal, state and local law, rules or regulations.

           # Comply with all applicable reporting and record keeping requirements set forth in SARA Title III Sections 311 and 312.

           # Prepare written hazard communication plan and a lockout/tag-out plan, or a noise conservation program as outlined in the ENVIRON January 1997 report.

              Exhibit 8.1--The Borrowers and their Subsidiaries


LEGAL NAME AND
JURISDICTION OF                   CHIEF EXECUTIVE OFFICER;         NAME UNDER WHICH         JURISDICTIONS IN WHICH
INCORPORATION                     CHIEF PLACE OF BUSINESS          BUSINESS CONDUCTED           NAME IS USED
----------------------------------------------------------------------------------------------------------------------

Booth Creek Ski Holdings,         Highway 267 & Northstar       Booth Creek Ski Holdings,         N.H., California,
Inc. (Delaware)                   Drive, Truckee, CA 96160             Inc.                    Washington and Wyoming
----------------------------------------------------------------------------------------------------------------------
Booth Creek Ski Acquisition       Highway 267 & Northstar       Booth Creek Ski Acquisition       N.H., California,
Corp. (Delaware)                  Drive, Truckee, CA 96160             Corp.                   Washington and Wyoming
----------------------------------------------------------------------------------------------------------------------
Mount Cranmore Ski Resort,        Chief Executive Office:       Mount Cranmore Ski Resort,     New Hampshire
Inc. (Delaware)                    1000 Highway 267 &                   Inc.
                                Northstar Drive, Truckee,
                                        CA 96160
                                Chief Place of Business;
                                      Skimobile Road,
                                North Conway, N.H. 03860
----------------------------------------------------------------------------------------------------------------------
Waterville Valley Ski             Chief Executive Office:       Waterville Valley Ski          New Hampshire
Resort, Inc. (Delaware)           1000 Highway 267 &               Resort, Inc.
                                Northstar Drive, Truckee,
                                      CA 96160
                                Chief Place of Business:
                                    1 Ski Area Road
                                 Waterville Valley, N.H.
                                       03215
----------------------------------------------------------------------------------------------------------------------
Trimont Land Company             Highway 267 & Northstar         Northstar-at-Tahoe            California
(California)                    Drive, Truckee, CA 96160
----------------------------------------------------------------------------------------------------------------------
Sierra-at-Tahoe, Inc.             Chief Executive Office:        Sierra-at-Tahoe, Inc.          California
(Delaware)                           Highway 267 &
                                 Northstar Drive, Truckee,
                                       CA 96160
                                 Chief Place of Business:
                                  1111 Sierra-at-Tahoe Road
                                  Twin Bridges, CA 95735
----------------------------------------------------------------------------------------------------------------------
Bear Mountain, Inc.               Chief Executive Office:         Bear Mountain, Inc.            California
(Delaware)                            Highway 267 &
                                 Northstar Drive, Truckee,
                                       CA 96160
                                 Chief Place of Business:
                                 Big Bear Lake, CA 92315
----------------------------------------------------------------------------------------------------------------------
Ski Lifts, Inc.                   Chief Executive Office:            Ski Lifts                   Washington
                                      Highway 267 &                  Snoqualmie
                                 Northstar Drive, Truckee,            Alpental
                                       CA 96160                      Ski Acres
                                 Chief Place of Business:              Hyak
                                 Snoqualmie Pass, Washington         The Pass
----------------------------------------------------------------------------------------------------------------------
Grand Targheee, Incorporated      Chief Executive Office:            Grand Targhee               Wyoming
                                      Highway 267 &              Grand Targhee Ski and
                                 Northstar Drive, Truckee,            Summer Resort
                                       CA 96160
                                 Chief Place of Business:
                                     Ski Hill Road
                                  Alta, Wyoming 83422
----------------------------------------------------------------------------------------------------------------------


                      Exhibit 8.4--Financing Debt. etc.

FINANCING DEBT                                        AMOUNT OUTSTANDING

-    Senior Unsecured Notes                         $100 million/$116 million
-    ASC Subordinated Note                          $2,750,000
-    Bombardier-Cranmore                            $   75,360
-    Bombardier-Waterville                          $  204,160 (based on certain
     usage over life of lease)
-    Orix Credit Alliance-Waterville                $  819,471
-    Townline Equipment Sales-Waterville            $   35,193
-    Ski Data-Cranmore                              $  154,508
-    Advance Previously made to G. Targhee          $  655,000
     by an Affiliate of Gary Rogers, a prior
     potential purchaser of G. Targhee
-    Grand Targhee/Case Financial Equipment         $    9,145
-    Grand Targhee/AT&T Leasing                     $   17,450
-    Grand Targhee/Citicorp Leasing                 $   60,340
-    Grand Targhee/Jackson Hole Resort Association  $   13,630
-    Ski Lifts/KeyCorp. Leasing                     $  150,000

-    See attached schedule of Capital Leases

LIENS AND GUARANTEES

-    "Credit Security" (as defined in the Agreement).

- The Senior Unsecured Notes are guaranteed by the Subsidiaries of Booth Creek Ski Holdings, Inc. other than DRE, L.L.C., B-V Corporation, Targhee Company and Targhee Ski Corp.

- The ASC Subordinated Note is secured by a mortgage and pledge of substantially all of the assets of Cranmore and Waterville.

- The equipment and components constituting a ski lift, commonly known as Cranmore A.K.A. New Quad Express Lift, including all fixtures, is secured by a security agreement by Doppelmayer USA, Inc. The payment obligations to Doppelmayer have not been assumed by Booth Creek Ski Acquisition Corp., Cranmore or Waterville. Such obligations have been retained by ASC or an ASC Affiliate under the ASC Acquisition Documents.

- Bombardier Capital, Inc. has a security interest in all Bombardier equipment leased at both Cranmore and Waterville Valley.

- Orix Credit Alliance, Inc. has a security interest in certain equipment leased under the Orix Credit Alliance Lease.

- Liens as provided in the leases set forth in the attached Schedule of Leases.

- Lien on stock of Booth Creek Ski Holdings, Inc. granted by Booth Creek Ski Group, Inc. to holders of notes under the Securities Purchase Agreements.

- Booth Creek Ski Holdings, Inc. has issued a guaranty of workers' compensation liability of Ski Lifts.

PROPERTY          DESCRIPTION                                                                             TERM
-------------------------------------------------------------------------------------------------------------------------------
          Peter Miller dba CAMCO (tenant)/Rent of Trimont's Premises                                 6/1/91 (no term indicated)
-------------------------------------------------------------------------------------------------------------------------------
          CIT Group/Equipment Financing, Inc. Master Lease 11/21/95
          Schedule: 1. AMFIT                                                                        11/21/95 to 4/21/98
             2. Hypercom                                                                            11/21/95 to 4/21/98
             3. Waxers & Binding Machines                                                           11/21/95 to 4/21/98
             4. PRANCE                                                                              12/12/95 to 4/12/98
             5. LMC                                                                                 12/12/95 to 4/12/98
             6. Bombardier                                                                          12/12/95 to 3/21/98

-------------------------------------------------------------------------------------------------------------------------------
          CIT Group/Equipment Financing, Inc. - Master Lease 12/16/93
          Schedule: 1.  Bombardier & Kassbohrer                                                      expired
             2. Stonegrinder & Binding Machines                                                      11/07/94 to 4/15/97
             3. Bombardier                                                                           11/07/94 to 12/96
             4. Kassbohrer                                                                           12/09/94 to 4/21/98
             5. Roba                                                                                 02/04/95 to 4/17/01

-------------------------------------------------------------------------------------------------------------------------------
           Motorola (lessee) and Consent of Trimont to license agreement between Motorola and Nextel  11/8/94 to 11/8/99
-------------------------------------------------------------------------------------------------------------------------------
           Ellen Marie Roland (tenant)/"Photo Shop" Building                                         to  10/31/96
-------------------------------------------------------------------------------------------------------------------------------
           Toyota Motor Sales USA, Inc./5 Toyota Vehicles                                            to 11/15/96
-------------------------------------------------------------------------------------------------------------------------------
           First Interstate Bank of Nevada/Master Lease 6/1/94
           Schedule A: 3 El Dorado 25 Passenger Buses                                                 6/1/94 to 6/1/99
           Schedule B: 2 Toyota Pickups                                                               6/1/94 to 6/1/97
-------------------------------------------------------------------------------------------------------------------------------
           USL International, Inc. (lessor)/Bus lease                                                 2/13/93 to 2/13/98
-------------------------------------------------------------------------------------------------------------------------------
           Web Service Co./Laundry Facilities lease                                                   6/12/92 to 6/11/94
-------------------------------------------------------------------------------------------------------------------------------
           Karl Kuttel/Billboard lease                                                                10/1/96 to 9/30/97
-------------------------------------------------------------------------------------------------------------------------------
           LMC Operating Corp. lease of Equipment - Beartrac                                          9/15/93 to 4/15/94
               Lease A: LMC Lease #1447A (4/24/92)
               Lease B: LMC Lease #1447B (4/24/92)
-------------------------------------------------------------------------------------------------------------------------------
           Rykcoll-Sexton, Inc./Dishwasher lease                                                      12/94 to 12/95 (has been
                                                                                                      renewed)
-------------------------------------------------------------------------------------------------------------------------------
           Third Century Equipment/Photocopier lease                                                  12/3/93 to 12/2/96
-------------------------------------------------------------------------------------------------------------------------------

PROPERTY                                    DESCRIPTION                                             TERM
------------------------------------------------------------------------------------------------------------------------------------
                 Kim E. Hensley/Ski Security Systems/Lockers and Ski Racks lease               12/1/93 to 5/1/95
------------------------------------------------------------------------------------------------------------------------------------
                 William Scotsman/Mobile Office lease agreement                                4/16/96 to 4/17/97 (has been renewed)
------------------------------------------------------------------------------------------------------------------------------------
                 Oliver Allen Corp. (now assigned to Norwest Equipment Finance, Inc.)          5/1/95 to 4/30/96
                 Equipment lease
                 Schedule 1: Commencing 6/16/95 - computer hardware and accessories
                 Schedule 2: Dated 11/1/95 - computer hardware and accessories
------------------------------------------------------------------------------------------------------------------------------------
                 Teleprompter Corporation (Motorola)/Lease and Equipment agreement             12/31/90 (99 year term)
------------------------------------------------------------------------------------------------------------------------------------
Sierra-at-Tahoe
------------------------------------------------------------------------------------------------------------------------------------
                 Walco Copiers/Equipment lease                                                 10/6/95 to 10/5/99
------------------------------------------------------------------------------------------------------------------------------------
Bear Mountain
------------------------------------------------------------------------------------------------------------------------------------
                 All real property leased by Bear Mountain identified in Exhibit 2 to this Appendix 3
------------------------------------------------------------------------------------------------------------------------------------
                 Volvo Car Finance                                                             11/28/95 to 11/20/97
------------------------------------------------------------------------------------------------------------------------------------
                 Ingersoll-Rand Associates (Assigned to Commercial Corporation/
                 Associates Leasing, Inc.)                                                     10/92 to 10/97
------------------------------------------------------------------------------------------------------------------------------------
                 Diversey Lease & Loan/Dishmachine lease                                        6/9/93 to 6/96
------------------------------------------------------------------------------------------------------------------------------------
                 Bombardier Corporation Sales/Leaseback agreement of Certain Snow-Grooming
                 Vehicles                                                                      7/27/95 to 6/99
------------------------------------------------------------------------------------------------------------------------------------
                 Ski View Information Systems                                                  5/10/95 to 5/9/2000 then option to
                                                                                               renew 5 years
------------------------------------------------------------------------------------------------------------------------------------
                 City of Big Bear Lake/City Clerk's Office lease agreement with Killington
                 West, Ltd. and Bear Mountain, Inc.                                            12/6/95 to 12/5/96
------------------------------------------------------------------------------------------------------------------------------------
                 Jeff Grim (tenant)/Sublease for Sale of Food & Beverage                       12/1/94 to 10/31/95 then option to
                                                                                               renew 2 years
------------------------------------------------------------------------------------------------------------------------------------
                 Textron Master Lease agreement for Golf Carts                                 5/14/95 to 5/14/99
                   Schedule A: 5/14/95 for 2 EZ Go XT 500
                   Schedule B: 5/14/95 for 25 EZ Go Medals-Electric
------------------------------------------------------------------------------------------------------------------------------------


                    EXHIBIT 8.11.1-ENVIRONMENTAL LITIGATION

None.